SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2006

APPLIED SPECTRUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in Charter)

Delaware	000-16397	41-2185030
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Changjiang Tower, 23rd Floor
No. 1 Minquan Road
Wuhan, Hubei Province, PRC
(Address of Principal Executive Offices)

+86 (27) 8537-5532
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “APSP” or the “Registrant” refer to Applied Spectrum Technologies Inc., a Delaware corporation.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a Hong Kong based pharmaceutical manufacturer in accordance with a Share Exchange Agreement dated September 7, 2006 (“Exchange Agreement”) by and among APSP, KI Equity Partners III, LLC, a Delaware limited liability company (“KI Equity”), Ever Leader Holdings Limited, a company incorporated under the laws of Hong Kong SAR ("Ever Leader"), and each of the equity owners of Ever Leader (the “Ever Leader Shareholders”). The close of the transaction (the "Closing") took place on November 15, 2006 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of Ever Leader (the “Interests”) from the Ever Leader Shareholders; and the Ever Leader Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the Ever Leader Shareholders 64,942,360 shares of our common stock. The material terms of the Exchange Agreement are more fully described in the Current Report on Form 8-K that the we filed on September 7, 2006, which, along with Exhibit 2.1 of that Current Report, is hereby incorporated by reference.

Ever Leader owns 95% of the issued and outstanding capital stock of Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd., a China-Foreign Equity Joint Venture company incorporated under the laws of the People’s Republic of China (“Benda Ebei”). Mr. Yiqing Wan owns 5% of the issued and outstanding capital stock of Benda Ebei. Benda Ebei owns: (i) 95% of the issued and outstanding capital stock of Jiangling Benda Pharmaceutical Co., Ltd., a company formed under the laws of the People’s Republic of China (“Jiangling Benda”); (ii) 95% of the issued and outstanding capital stock of Yidu Benda Chemical Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Yidu Benda”); and (iii) 75% of the issued and outstanding capital stock of Beijing Shusai Pharyngitis Research Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Beijing Shusai”). Mr. Yiqing Wan owns: (i) 5% of the issued and outstanding capital stock of Jiangling Benda; and (ii) 5% of the issued and outstanding capital stock of Yidu Benda. Mr. Feng Wang owns 25% of the issued and outstanding capital stock of Beijing Shusai.

Ever Leader, Benda Ebei, Jiangling Benda, Yidu Benda, and Beijing Shusai shall be referred to herein collectively as "Benda." Benda is principally engaged in the development, manufacturing and distribution of medicines, active pharmaceutical ingredients and pharmaceutical intermediaries.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on November 15, 2006, we acquired Ever Leader, Hong Kong based pharmaceutical manufacturer in accordance with the Exchange Agreement. The closing of the transaction took place on November 15, 2006 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of Ever Leader from the Ever Leader Shareholders; and the Ever Leader Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the Ever Leader Shareholders 64,942,360 shares, or approximately 91.46% of our common stock. On the Closing Date, Ever Leader became our wholly owned subsidiary.

Ever Leader owns 95% of the issued and outstanding capital stock of Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd., a China-Foreign Equity Joint Venture company incorporated under the laws of the People’s Republic of China (“Benda Ebei”). Mr. Yiqing Wan owns 5% of the issued and outstanding capital stock of Benda Ebei. Benda Ebei owns: (i) 95% of the issued and outstanding capital stock of Jiangling Benda Pharmaceutical Co., Ltd., a company formed under the laws of the People’s Republic of China (“Jiangling Benda”); (ii) 95% of the issued and outstanding capital stock of Yidu Benda Chemical Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Yidu Benda”); and (iii) 75% of the issued and outstanding capital stock of Beijing Shusai Pharyngitis Research Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Beijing Shusai”). Mr. Yiqing Wan owns: (i) 5% of the issued and outstanding capital stock of Jiangling Benda; and (ii) 5% of the issued and outstanding capital stock of Yidu Benda. Mr. Feng Wang owns 25% of the issued and outstanding capital stock of Beijing Shusai.

The consummation of the Exchange was contingent on a minimum of $10,000,000 (or such lesser amount as mutually agreed to by Ever Leader and the placement agent) being subscribed for, and funded into escrow, by certain accredited and institutional investors (“Investors”) for the purchase of shares of our common stock (the “Common Shares”) promptly after the closing of the Exchange under terms and conditions approved by our board of directors immediately following the Exchange (“Financing”).

FINANCING

Upon Closing, we received gross proceeds of $12,000,000 in connection with the Financing from the Investors. Pursuant to Subscription Agreements entered into with these Investors, we sold 480 Units, with each Unit consisting of 54,087 shares of our Common Stock, and Warrants to purchase 54,087 shares of our Common Stock at an exercise price of $0.555 per share (the “Units”). The price of each Unit was $25,000. We are required to register the Common Stock and the shares underlying the Warrants issued in the Financing with the Securities and Exchange Commission for resale by the Investors. After commissions and expenses, we received net proceeds of approximately $10,470,000 from the Financing.

Upon completion of the Exchange, and after giving effect to the Financing, the Ever Leader Shareholders own 64,942,360 shares of Common Stock and the Investors in the aggregate received 25,961,760 shares of our Common Stock. The Ever Leader Shareholders and the Investors will own, in the aggregate, 90,904,120 of our issued and outstanding shares of common stock. Upon the exercise of the Warrants to purchase an additional 25,961,760 shares of Applied Spectrum’s common stock sold in connection with the financing, the Investors and the Ever Leader Shareholders will own, in the aggregate, 93.1% of our shares of common stock, and our current stockholders will own approximately 4.3% of the total outstanding shares of our common stock.

Registration Rights

The issuance of the Common Stock to the Ever Leader Shareholders is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S and regulation D promulgated thereunder and to Section 4(2) of the Securities Act. The issuances of the Units to the Investors and the Warrants to the Placement Agent are intended to be exempt from registration under the Securities Act pursuant to Regulation D and Section 4(2) thereof and such other available exemptions. As such, the Common Shares, the Warrants, and the common stock underlying the Warrants upon conversion thereof may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The registration statement covering these securities will be filed with the SEC and with any required state securities commission in respect of the Exchange and/or the Financing subsequent to the filing of this Form 8-K.

We have agreed to register for resale: (i) the shares of Common Stock (“Registered Common Stock”); and (ii) 150% of the shares of our common stock underlying the Warrants (“Underlying Common Stock”), on a registration statement to be filed with the SEC (“Registration Statement”). Such Registration Statement shall be filed on or prior to sixty (60) days from the Closing of this Offering (the “Filing Deadline”) and shall be declared effective within 180 days from the Closing Date (the “Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or does not become effective by the Effectiveness Deadline or if we fail to maintain the effectiveness of the Registration Statement, for any reason, we will be required to pay Investors in cash an amount equal to 1% of the purchase price of each Unit held by Investors on such Filing Deadline, Effectiveness Deadline or the first day of such failure to maintain the Registration Period, as applicable, and for every 30 day period (or part) thereafter, in each case until cured (“Registration Delay Payments”), provided that the Registration Delay Payments shall not exceed 10% of the purchase price of the Offering. In the event that the Registration Delay Payments are not made in a timely manner, such Registration Delay Payments shall bear interest at a rate of 1.5% per month until paid in full. We shall pay the usual costs of such registration.

Except as follows, no holder of any of our currently outstanding securities has any registration rights with respect to the securities held by them: (i) 2,400,000 shares of our Common Stock held by various parties, (ii) 4,481,302 shares of our Common Stock held by KI Equity; and (iii) 423,294 shares of our Common Stock held by the principals of Anslow & Jaclin, LLP. We shall not file any other registration statement for any of our securities (other than the shares of Common Stock sold in this offering, the Underlying Common Stock and the Common Stock underlying the Agent Warrants) until such time as the Registration Statement has been filed and declared effective; provided, however, we may, subject to stockholder approval, establish an equity performance or stock option plan for the benefit of our employees and directors for up to 5% of the outstanding shares of our Common Stock and file a registration statement to register such shares on Form S-8 or a comparable form for such purpose.

Placement Agent

Keating Securities, LLC (the “Placement Agent”) acted as placement agent in connection with the Financing. For their services, the Placement Agent received a commission equal to 7.5% of the gross proceeds or approximately $900,000 from the offering and a non-accountable expense allowance equal to 1.5% of the gross proceeds or approximately $180,000. In addition, the Placement Agent received, for nominal consideration, five-year warrants to purchase 2,596,176 shares of our common stock, or 10% of the number of shares of Common Stock sold in the offering, at an exercise price of $0.555 (“Placement Agent Warrants”). The Placement Agent Warrants will have registration rights similar to the registration rights afforded to the purchasers of the Units. We also paid for the out-of-pocket expenses incurred by the Placement Agent and all purchasers in the amount of approximately $100,000. As additional compensation for the Placement Agent's services, we will also pay the Placement Agent a cash fee (“Warrant Solicitation Fee”) with respect to the exercise, in whole or in part, of any Warrant equal to 3.0% of the total exercise price of the Common Stock issued in such exercise of such Warrant. We shall pay such cash Warrant Solicitation Fees to the Placement Agent, in immediately available funds, within three (3) business days following receipt, directly or indirectly, of any cash or other proceeds from the exercise of such Warrant.

Copies of the form of Placement Agent Agreement, Subscription Agreement, Registration Rights Agreement, and Form of Common Stock Purchase Warrant are attached to this report as Exhibits 10.14, 10.15, 10.16, and 10.17 respectively, and are incorporated herein by reference. All capitalized terms in this Current Report not herein defined shall have the meanings ascribed to them in the aforesaid exhibits.

Make Good Agreement

Upon the Closing Date, Keating Securities, LLC, as the authorized agent of the Investors (the "Investor Agent"), Applied Spectrum, Benda, Mr. Yiqing Wan and Ms. Wei Xu, as individuals (collectively, the "XIA Shareholders") and Moveup Investments Limited, a company organized under the laws of the British Virgin Islands ("Moveup" and together with the XIA Shareholders, the "Depositors") will enter into a Make Good Agreement (the “Make Good Agreement”).

Pursuant to the Make Good Agreement, we, together with Benda, have presented financial projections indicating that we will report net income of at least $9 million, with an allowable grace margin of $1 million, equating to net income of $8 million for the fiscal year ending December 31, 2007 (the “Performance Threshold”), based upon an audit conducted in conformity with United States (“U.S.”) Generally Accepted Accounting Principles (“GAAP”) and U.S. based auditing standards. As an inducement to the Investors in this Offering, the Investor Agent, Applied Spectrum, Benda, the Depositors, and Computershare Trust Company, Inc., the transfer agent for Applied Spectrum (the “Shares Escrow Agent”), have entered into a Make Good Escrow Agreement (the “Make Good Escrow Agreement”) whereby the Depositors have agreed that they will place a total of 15 million shares (to be equitably adjusted for stock splits, stock dividends, and similar adjustments) of our common stock into escrow (the “Escrow Shares”) at the Closing for the benefit of the Investors in the event that we fail to satisfy the Performance Threshold (“Make Good Provision”).

On or prior to sixty (60) days from the Closing Date of the Securities Purchase Agreement, as defined therein, (the "Audited Financial Statement Delivery Deadline"), we are required under the Securities Purchase Agreement to deliver to the Investors its financial statements for the years ending December 31, 2004 and December 31, 2005, audited by Rotenberg & Company, LP (the "New Audit Financial Statements"), prepared in accordance with GAAP, during each year involved and fairly presenting in all material respects our financial position as of the dates thereof and the results of our operations and cash flows for each such year then ended.

If either the new audited revenue (“New Audited Revenue”) or the new audited cash flow from operations (“New Audited Cash Flows from Operations”) from the financial statements audited by Rotenberg & Company, LP are more than 10% less than the old audited revenue (“Old Audited Revenue”) or the old audited cash flow from operations (“Old Audited Cash Flows from Operations”) audited by Moen and Company LLP, then we and the Investor Agent shall promptly provide a joint written instruction to the Shares Escrow Agent to deliver as promptly as practicable to each Investor such number of Escrow Shares equal to the product of (x) the New Financial Statement Escrow Shares (as defined below) and (y) the quotient of (A) the number of shares of Common Stock acquired by such Investor in the Offering and (B) the number of shares of Common Stock acquired by all Investors in the Offering. For purposes of this Agreement, "New Financial Statement Escrow Shares" means such number of Escrow Shares equal to the product of (x) one million and (y) the greater of the number of percentage points in excess of 10% in which (A) the Old Audited Revenues exceeds the New Audited Revenues and (B) the Old Audited Cash Flow from Operations exceeds the New Cash Flow From Operations; provided, that such number of New Financial Statement Escrow Shares shall be capped at the total number of Escrow Shares deposited with the Shares Escrow Agent.

We will adopt the calendar year end as our fiscal year end. We shall provide to the Placement Agent our audited fiscal year 2007 financial statements (“FY2007 Financial Statements”), prepared in accordance with U.S. GAAP on or before March 31, 2008 so as to allow the Placement Agent the opportunity to evaluate whether our actual reported net income for 2007 (“FY07 ARNI”) meets the Performance Threshold. For the purpose of the Make Good Provision, in calculation of the FY07 ARNI, any non-cash charges incurred as a result of the Offering (due to possible non-cash amortization on warrants charged to the Company’s results of operation) will be added back to FY07 ARNI.

In the event the Performance Threshold is not attained, we shall provide written instruction to the escrow agent to deliver as promptly as practicable to the Investors holding at least 100 shares of Common Stock as of April 10, 2008 (the “Eligible Investors”), an amount of Escrow Shares based from the following formula (the “Released Escrow Shares”):

(($8 million - FY07 Net Income) / $8 million) X Escrow Shares

The Released Escrow Shares shall be capped at the number of Escrow Shares remaining in escrow after the distribution of the New Financial Statement Escrow Shares, if any.

The stock certificates evidencing the Released Escrow Shares shall be registered in the name of each Investor according to their pro rata portion of the Released Escrow Shares. Each Investor’s pro rata portion of the Released Escrow Shares shall be equal to such Investor’s pro rata portion of the Escrow Shares. The investors’ pro rata portion of the Escrow Shares shall be based on the respective number of shares of Applied Spectrum capital stock acquired by each Investor during the Offering pursuant to its Subscription Agreement. Only those investors who remain as our shareholders at the time that any Escrow Shares become deliverable shall be entitled to their pro rata portion of the Escrow Shares. The Shares Escrow Agent shall release the Escrow Shares to the Investor Agent, who shall thereafter promptly deliver to the Investors such stock certificates.

We will ensure that the Released Escrow Shares will be registered under Section 5 of the Securities Act of 1933 for purposes of resale, which registration statement shall be filed with the SEC within 30 days of the delivery of the Released Escrow Shares. The registration statement shall remain effective and the prospectus constituting a part thereof available for delivery in connection with the resale of the Released Escrow Shares for a period of 12 months commencing on the delivery date of the Released Escrow Shares.

A copy of the MGA and the Escrow Agreement are included in this Current Report as Exhibits.

In connection with the Closing, we filed a press release announcing the Closing and the completion of the Financing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Except for the Exchange Agreement and the transactions contemplated by that agreement, neither we, nor our directors and officers serving prior to the consummation of the Exchange, have had any material relationship with Ever Leader, or any of the Ever Leader Shareholders.

BUSINESS

BUSINESS OF APSP

Background of APSP

We were initially organized as a Minnesota corporation on February 17, 1982. The technology on which our original products were based, including Spread Spectrum Technology, permit data and telemetry to be transmitted simultaneously over telephone wire without interfering with normal voice service. Our products were known as data/voice multiplexing ("DVM") equipment and were aimed at operating telephone companies in the telecommunications market. We pursued a plan of dissolution as approved by its Board of Directors and approved by its shareholders on November 30, 1993.

During fiscal 1994, we began implementing a plan of voluntary dissolution pursuant to Minnesota law that was approved by our shareholders at a Special Shareholders' Meeting held on November 30, 1993. Under our plan of dissolution, most of our assets were sold during 1994 with some payments deferred into 1995 and beyond. The recovery period ran through 1997. During fiscal 1995, most of the tangible asset sales were collected and only technology licenses remained to be collected. During fiscal 1996, we continued to collect license fees and payments on one equipment lease. The results of the plan of dissolution were successful and all liabilities and expenses were either paid or were covered in reserves.

On November 17, 2000, a Special Meeting of our shareholders was held at which time the plan of dissolution was revoked. Pursuant to the proposal for revocation, a liquidating dividend of approximately $212,000 was paid pro-rata to our shareholders in August 2001. We have been inactive since 1994.

Redomestication Merger

On October 7, 2005, we and Applied Spectrum Technologies, Inc., a Delaware corporation ("Applied Spectrum - Delaware") entered into a certain Agreement and Plan of Merger ("Plan of Merger") for the purposes of the redomestication from the State of Minnesota to the State of Delaware (the "Redomestication Merger"). On October 24, 2005, we filed a Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission for the purpose of voting on the Redomestication Merger.

On November 14, 2005, the holders of a majority of our outstanding shares of common stock approved the Redomestication Merger. The Redomestication Merger was completed on November 17, 2005, and the Articles of Merger were filed with the States of Minnesota and Delaware on November 17, 2005. The full text of the Articles of Merger together with the accompanying Plan of Merger are attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on November 17, 2005.

The details of the Redomestication Merger are as follows:

1.	We changed our corporate domicile from the State of Minnesota to the State of Delaware;

2.	The Certificate of Incorporation and Bylaws of Applied Spectrum-Delaware became the equivalent of our certificate of incorporation and by-laws, respectively;

3.
The number of shares of authorized stock changed from 10,000,000 shares of common stock, par value of $0.01 per share, to 150,000,000 shares of common stock, par value of $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share;

4.	Each of our shares of common stock automatically converted into one share of common stock of Applied Spectrum- Delaware; and

5.
Applied Spectrum-Delaware continued as a reporting company under the Securities Exchange Act of 1934, as amended, with its common stock quoted and trading on the OTCBB maintained by NASD upon consummation of the Merger.

Immediately following the Merger, we had 2,953,941 shares of common stock outstanding, which is the same number of shares outstanding immediately prior to the Merger. The trading of shares of our common stock on the OTC BB continues under the same ticker symbol, "APSP."

We were subsequently unable to obtain adequate financing to continue our operations. As of the Exchange Agreement, wevsucceeded to the businesses of Benda which will be continued as our sole lines of business.

BUSINESS DEVELOPMENT OF BENDA

Overview

Ever Leader Holdings Limited is a company incorporated under the laws of Hong Kong SAR on October 29, 2005. Ever Leader owns 95% of the issued and outstanding capital stock of Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd., a Sino-Foreign Equity Joint Venture company incorporated under the laws of the PRC. Benda Ebei owns: (i) 95% of the issued and outstanding capital stock of Jiangling Benda Pharmaceutical Co., Ltd., a company formed under the laws of the PRC; (ii) 95% of the issued and outstanding capital stock of Yidu Benda Chemical Co., Ltd., a company incorporated under the laws of the PRC; and (iii) 75% of the issued and outstanding capital stock of Beijing Shusai Pharyngitis Research Co., Ltd., a company incorporated under the laws of the PRC. Ever Leader, Benda Ebei, Jiangling Benda, Yidu Benda and Beijing Shusai will be collectively referred to herein as “Benda” or the “Company”.

Business

Our operations are headquartered in Wuhan, Hubei Province, China. We are a profitable, mid-sized Chinese pharmaceutical company that identifies, discovers, develops and manufactures both conventional medications and Traditional Chinese Medicines (“TCMs”) for the treatment of some of the largest common ailments and diseases (e.g., common cold, diabetes, cancer).

We currently have three core operating companies:

•
Yidu Benda develops, manufactures and sells bulk chemicals (or pharmaceutical intermediates), which are the raw materials used to make “Active Pharmaceutical Ingredients” (“APIs”). About 11.8 per cent of the bulk chemicals that we produce in 2004 were used for our own medicines. The remainder was sold in the market to unrelated parties. We did not sell to related Benda companies in 2005.

•
Jiangling Benda develops, manufactures and sells APIs, which are one of the two components of any capsules, tablets and fluids that are pharmaceutically active. An API is the substance in a drug that produces the desired medicinal effect. The “excipient” is the inert material that holds the API (such as gelatin or water). About 3.7 per cent of the APIs that we produce in 2004 were used to produce some of our finished medicines. The remainder was sold in the market to unrelated parties. Jiangling Benda did not sell to related Benda companies in 2005.

•
Benda Ebei develops, manufactures and sells (a) conventional finished medicines, which are non-patented, branded, proprietary small volume injection solutions (vials) used for a variety of treatments including hepatitis; and (b) Traditional Chinese Medicines (“TCMs”), which are herb-based and natural medicines used in TCM therapies (via our newly formed subsidiary Beijing Shusai). Some of the medicines we produce are of our own origination and protected from competition by certificates issued by China’s State Food and Drug Administration (“SFDA”)[1].

1 The Chinese government agency, SFDA, is analogous to the Food and Drug Administration (“FDA”) in the United States. Unlike the FDA, however, the SFDA provides intellectual property and competitive protection to certain classes of approved drugs.

Each core Benda operating company has its own manufacturing facility located near Wuhan, in Hubei Province. Good Manufacturing Practices2  (“GMP”) certification was issued to Benda Ebei on November 11, 2003 for the production of injection vials. Benda Ebei was designated a High and New Technology Enterprise by the Science and Technology Bureau of Hubei Province on July 6, 2005 for a period of two years. This designation represents formal recognition by the provincial government that a company has developed or acquired new technology of significance, and triggers a number of government support and incentive policies, including availability of land for expansion, research grants and discounts on bank loan interest. Our Yidu Benda facility produces bulk chemicals. Our Jiangling Benda facility was closed for renovation in July 2004 in order to secure GMP certification, but expects to reopen and resume production in January 2007.

We distribute our high value, branded medicines, through agents who sell them to hospitals that administer them to patients. We sell generics to medical wholesalers for resale to hospitals. We sell our Over the Counter (“OTC”) medicines to wholesalers specializing in selling to retail chain drug stores. Our APIs are typically sold to large drug manufacturers under long-term supply contracts. Our bulk chemicals are purchased by other Chinese drug companies.

History and Corporate Organization

Ever Leader was incorporated in Hong Kong on October 29, 2005 for the purpose of functioning as an off-shore holding company to obtain ownership interests in various entities (collectively “Benda”) that were previously owned, either directly or indirectly, by Mr. Yiqing Wan (“Wan”) and his wife, Ms. Wei Xu (“Xu”).

The following paragraphs summarize the original ownership structure of various entities owned by Wan and Xu and the subsequent reorganization and transfer of ownership interests in these entities, either directly or indirectly, to Ever Leader.

Ownership Structure Prior to Reorganization

Hubei Benda Science and Technology Development Co., Ltd. (“Benda Science”) was incorporated in the Province of Hubei, PRC in October of 2002, primarily functioning as a holding company with ownership interests in various entities operated by Wan and Xu. Wan and Xu are the sole owners of Benda Science, with ownership interests of 10% and 90%, respectively.

Benda Ebei was incorporated in the Province of Hubei, PRC in April of 2001. Benda Ebei has registered capital of $2,419,404 which is fully paid up. Prior to the reorganization of Benda as further described in the paragraphs below, Benda Science, Wan, and Xu were the sole owners of Benda Ebei, with ownership interests of 60%, 20%, and 20%, respectively. Benda Ebei develops, manufactures, and sells small volume injection solutions (vials) and other conventional medicines.

Jiangling Benda was incorporated in the Province of Hubei, PRC in October of 2001. Jiangling Benda has registered capital of $967,738 which is fully paid. Prior to the reorganization of Benda, Benda Science and Wan were the sole owners of Jiangling Benda, with ownership interests of 90% and 10%, respectively. Jiangling Benda develops, manufactures and sells active pharmaceutical ingredients (“APIs”). Jiangling Benda’s primary production facility was closed for upgrades and renovations in July 2004 in order to secure a GMP certification from the Chinese SFDA. This facility is expected to reopen and resume production in May of 2007.

Yidu Benda was incorporated in the Province of Hubei, PRC in March of 2002. Yidu Benda has registered capital of $4,233,854 which is fully paid. Prior to the reorganization of Benda, Benda Science and Wan were the sole owners of Yidu Benda, with ownership interests of 90% and 10%, respectively. Yidu Benda develops, manufactures and sells bulk chemicals (or pharmaceutical intermediates) for use in the production of APIs.

The organization and ownership structure of Benda prior to reorganization is as follows:

2 Good Manufacturing Practices (“GMP”) is an internationally-recognized standard for pharmaceutical plant design and construction. GMP has been defined as “that part of quality assurance which ensures that products are consistently produced and controlled to the quality standards appropriate for their intended use and as required by the marketing authorization” (World Health Organization). GMP covers all aspects of the manufacturing process: defined manufacturing process; validated critical manufacturing steps; suitable premises, storage, transport; qualified and trained production and quality control personnel; adequate laboratory facilities; approved written procedures and instructions; records to show all steps of defined procedures taken; full traceability of a product through batch processing records and distribution records; and systems for recall and investigation of complaints.

Reorganization and Revised Ownership Structure

As previously stated in the paragraphs above, Ever Leader was incorporated in Hong Kong on October 29, 2005 for the purpose of functioning as an off-shore holding company to obtain ownership interests in various Benda entities that were previously owned, either directly or indirectly, by Wan and Xu. Ms. Mo Mo Hon (“Hon”), a Hong Kong SAR resident, was the sole registered shareholder of Ever Leader, holding the single issued and outstanding share of Ever Leader in trust for Xu.

Pursuant to three separate Equity Transfer Agreements entered into in November of 2005 among Ever Leader, Benda Science, Xu, and Wan, Ever Leader obtained a 95% ownership interest in Benda Ebei in exchange for a commitment to pay $2,298,434 in aggregate consideration to Benda Science, Wan, and Xu. The $2,298,434 acquisition price represented 95% of the $2,419,404 of registered capital of Benda Ebei, but was not representative of the fair value of the assets acquired or liabilities assumed. Specifically, as transfers of ownership interests in PRC entities to offshore holding companies for zero or nominal consideration is prohibited by the Chinese Government (regardless of whether these PRC entities and offshore holding companies are directly or indirectly owned and controlled by the same individual or individuals), an amount equal to 95% of the value of the registered capital of Benda Ebei was established for purposes of the transfer of the 95% ownership interest in Benda Ebei (directly and indirectly 100% owned and controlled by Wan and Xu) to Ever Leader (beneficially 100% owned and controlled by Xu). As a result of each of these entities being 100% directly and indirectly controlled by Wan and Xu, this transaction has been accounted for as a combination of entities under common control (see additional discussion of accounting treatment in the paragraphs that follow), with Ever Leader’s commitment to pay $2,298,434 in aggregate consideration to Benda Science, Wan and Xu being reflected as a current liability at both December 31,2005 and 2004, with corresponding reductions to paid-in capital.

Pursuant to an Equity Transfer Agreement entered into on December 3, 2005 among Benda Ebei, Benda Science, and Wan, Benda Science transferred and assigned its 90% ownership interest in Jiangling Benda to Benda Ebei and Wan transferred and assigned a 5% ownership interest in Jiangling Benda to Benda Ebei (for zero consideration as Benda Ebei and Jiangling Benda were both directly and indirectly 100% owned and controlled by Wan and Xu).

Pursuant to a second Equity Transfer Agreement entered into on December 4, 2005 among Benda Ebei, Benda Science, and Wan, Benda Science transferred and assigned its 90% ownership interest in Yidu Benda to Benda Ebei and Wan transferred and assigned a 5% ownership interest in Yidu Benda to Benda Ebei (for zero consideration as Benda Ebei and Yidu Benda were both directly and indirectly 100% owned and controlled by Wan and Xu).

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

In July of 2006, Benda Ebei invested approximately $112,500 for a 75% ownership interest in Beijing Shusai, with the remaining 25% owned by an unrelated PRC individual. Beijing Shusai, a PRC limited liability company, was incorporated on June 15, 2006 and commenced primary operations in July 2006. Benda Ebei is setting up self-operated and franchised Pharyngitis Clinics in leading hospitals throughout major cities in China. It is currently operating two clinics for the Pharyngitis Killer therapy in Beijing, PRC.

On September 5, 2006, Ever Leader increased its number of authorized shares of common stock from 10,000 to 1,000,000 and effected a 100 to 1 stock split, resulting in Hon (the original sole registered shareholder of Ever Leader holding one share in trust for Xu) receiving 99 additional shares in the Company.

On September 5, 2006, Ever Leader transferred and assigned 711,202 shares of common stock to Xia Pharmaceutical, Inc. (“XIA”), an offshore holding company incorporated in the British Virgin Islands (“BVI”) that is 100% owned and controlled by Wan and Xu.

On September 5, 2006, Ever Leader issued 288,698 shares of common stock to 19 entities (some of whom are considered related parties) at par value. Additionally, Hon transferred and assigned her ownership interest in her 100 shares of Ever Leader to one of these entities.

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

THE COMBINATION

On September 7, 2006, Ever Leader, the shareholders of Ever Leader (“Ever Leader Shareholders”), Applied Spectrum and KI Equity Partners III, LLC, a Delaware limited liability company and our majority shareholder (“KI Equity”) entered into a definitive Share Exchange Agreement (“Exchange Agreement”) for the combination of us and Ever Leader (the “Combination”). The Combination was accomplished by means of a share exchange in which the Ever Leader Shareholders exchanged all of their stock in Ever Leader for the new issuance of our common stock. Under the terms of the Exchange Agreement and as a result of the Combination:

•	Ever Leader became our wholly owned subsidiary;

•	In exchange for all of their shares of Ever Leader stock, the Ever Leader Shareholders received 64,942,360 newly issued shares of our common stock.

•	Immediately following the closing of the Combination, such shares of APSP common stock represent approximately 67% of our issued and outstanding shares on a fully diluted basis.

•	Upon full conversion of the Warrants and Placement Agent Warrants such shares of our common stock is expected to represent approximately 52%.

•	We will change our name to “Benda Pharmaceutical, Inc.” and request a new trading symbol which bears a closer resemblance to its new name.

This transaction closed on November 15, 2006.

PRINCIPAL PRODUCTS

In 2005, our revenues were principally derived from sales of products listed in Figure 1. We have SFDA approval for all medicines and active pharmaceutical ingredients that we market. Sales of herbal TCM’s and bulk chemicals do not require SFDA approval.
Main Products

Manufacturer	Product	Type	Function
Benda Ebei	Jixuening injection vial	Branded	Haemostatic (stops bleeding)
Benda Ebei	Xujing injection vial	Branded	Haemostatic
Benda Ebei	Nokeqing injection vial	Branded	Used to treat hepatitis
Benda Ebei	Yidingshu injection vial	Branded	Vitamin to treat lack of Riboflavin
Benda Ebei	Shusai-A injection vial	Branded	Anti-inflammatory analgesic
Benda Ebei	Suzheng-B injection vial	Branded	Vitamin; complementary medicine used to treat hepatitis
Benda Ebei	Ribavirin injection vial	Generic	Anti-virus, to treat acute upper respiratory tract infection
Benda Ebei	Gentamycin Sulfate Injection vial	Generic	Broad spectrum antibiotic
Benda Ebei	Vitamin B6 injection vial	Generic	Vitamin; complementary medicine used to treat hepatitis
Benda Ebei	Inosine injection vial	Generic	Nutrition, complementary medicine used to treat hepatitis
Benda Ebei	Vitamin C injection vial	Generic	To treat deficiency of vitamin C
Jiangling Benda	Ribavirin API (1)	API	Ribavirin drug manufacture.
Jiangling Benda	Asarin API (1)	API	Asarin manufacture to treat acute upper respiratory system infection
Jiangling Benda	Levofloxacin Mesylate API (1)	API	Broad spectrum antibiotic drug manufacture
Yidu Benda	Triazol carboxylic acid methyl ester (“TCA”)	Bulk chemical	Ribavirin manufacture, anti-virus
Yidu Benda	L-methionine	Nutrition	Nutrition, an essential amino acid for humans
Yidu Benda	Tricabroxylic acid amide (“TAA”)	Bulk chemical	Ribavirin manufacture, anti-virus drug manufacture
Yidu Benda	1,2,3,5-Tetraacetyl-β-D-Ribose	Bulk chemical	Ribavirin manufacture, anti-virus drug manufacture

(1)	Ribavirin API, Asarin API and Levofloxacin mesylate API are not in production during the Jiangling Benda facilities GMP renovation period. Production is expected to begin in early 2007.

Benda Ebei Products

Of our branded medicines, the Shusai-A Nefopam Hydrochloride solution, sold in injection vials, is particularly noteworthy. According to a pharmacological experiment, Nefopam Hydrochloride has an analgesic effect 10.4 times greater than that of aspirin. Furthermore, it is not addictive and causes no known side effects.

Generics are common, low-cost, medicines used by doctors in hospitals nationwide. Our generics have been marketed for more than 10 years and are generally used by low-income patients in rural and country districts. The profit margins for our generics, which constitute about 3 per cent of Benda Ebei’s current sales volume, are lower than those of our branded products. However, our generic products are an effective means for promoting our corporate name, image and brands nationwide.

Jiangling Benda Products

Jiangling Benda produces three APIs: Ribavirin, Asarin and Levofloxacin Mesylate, which have received SFDA production approval:

•
Ribavirin has been used to produce antivirus medicine to treat SARS and SARS-like illnesses. Ribavirin is also used to treat severe virus pneumonia in infants and young children and a viral liver infection known as hepatitis C. It can be used in patients who have hepatitis C or human immunodeficiency virus (“HIV”) infection. Alliance Pharm, Inc. is advising us on modifications to our production processes in our effort to achieve U.S. FDA certification. Currently, there is only one other pharmaceutical company in PRC that has received U.S. FDA certification to produce Ribavirin API.

•
Asarin is used to treat infections of the upper respiratory system. Our Asarin API is synthesized chemically rather than being extracted from natural raw materials, making it a cost effective and price competitive product. Benda’s Asarin received SFDA approval as a new API on December 27, 2005. We plan to extend our reach further down the value chain and manufacture consumer-ready Asarin medicines, in injection, vial and pill form, from our Asarin API. We have already filed for SFDA approval for these three types of finished Asarin products.

•	Levofloxacin Mesylate is a synthetic broad spectrum antibacterial agent for oral and intravenous administration. Benda’s Levofloxacin received SFDA approval as new drug ingredient on March 5, 2006.

Yidu Benda Products

Yidu produces three types of bulk chemicals:

•
Triazol carboxylic acid methyl ester (“TCA”). This is our main bulk chemical product. We have an installed capacity of 500 metric tons of TCA per year, which we believe is the highest in PRC. We expect to increase capacity from 500 to at least 700 metric tons per year by the end of 2006.

•	1,2,3,5-Tetraacetyl-β-D-Ribose is used mainly for Ribavirin production.
•	Tricabroxylic acid amide (“TAA”), used mainly for Ribavirin production. Pfizer has been an indirect customer of ours for this product since 2004.

In addition to bulk chemicals, Yidu Benda also produces L-methionine, an amino acid nutrition ingredient. L-methionine is a precursor in protein synthesis and also participates in a wide range of biochemical reactions.

While products produced by Yidu Benda do not represent a high-growth area for us, we derive significant cash flow from them. High barriers to entry exist in the intermediates sector, providing us with a relatively secure and stable market position. These barriers derive from: high capital equipment costs; economies of scale; high installed capacity of incumbents; reciprocal supply agreements; consumer-related advantages in established brands and reputation; proprietary production processes; long-term relationships with customers; and extensive distribution channels.

MARKETING AND DISTRIBUTION METHODS OF PRODUCTS AND SERVICES

Prescription Medicines

Two types of distribution channels exist in the Chinese medicine industry.

For high value branded medicines: Pharmaceutical Manufacturers à Agents à Sub Agents à Medicine Representatives à Hospitals or Pharmacies à Patients

For low value generics: Pharmaceutical Manufacturers à Wholesalers à Secondary Wholesalers à Hospitals or Pharmacies à Patients

The major difference between an agent and a wholesaler is that the agent has exclusive product sales rights from each manufacturer in each region, which is generally a province. Sometimes manufacturers have several wholesalers in a region.

The table below illustrates price markups along the distribution channel for a typical Benda Ebei branded drug, Shusai-A.

Shusai-A Price Markup Pattern

	Purchase Price per piece in RMB	Price Markup
Patients	40.00	54%
Retail/Hospitals	26.00	622%
Medicine Reps	3.60	29%
Sub-agents	2.80	56%
Agents	1.80
Benda Ebei	n/a

The highest price markup along the distribution channel is on sales by medicine reps to hospitals because such markups finance kick-backs paid by the reps to doctors. This unfortunate, but common, practice is condemned by PRC’s patients and medical industry regulators, but no effective method has been found to stamp it out.

Benda Ebei sells its products to agents or wholesalers. This method minimizes the need for a direct sales force and distances Benda Ebei from questionable kick-backs and potential legal consequences.

Active Pharmaceutical Ingredients (“APIs”)

Our APIs are purchased by other Chinese drug companies on an order-by-order basis. The domestic industry is tight-knit and API marketing still relies on word-of-mouth, reputation, and personal contacts. Although we have temporarily closed the Jiangling plant to complete renovation and obtain GMP certification, we have maintained relationships with all our former clients and expect most of them to reestablish supply relationships when the plant reopens in January 2007. We also expect to bring on other drug companies as new customers.

Bulk chemicals

We market our bulk chemicals by cultivating strong, long-term relationships with loyal customers. We usually supply customers pursuant to annual renewable contracts. Customers usually start by buying small quantities and gradually increasing order sizes. We also enjoy long-standing relationships with a number of important exporters. These sales contracts are signed annually.

Beijing Shusai Pharyngitis Research Co., Ltd.

Beijing Shusai Pharyngitis Research Co., Ltd, a recently established subsidiary of Benda Ebei, handles our Pharyngitis Killer therapy operation, promotion, and distribution. Key functional departments are as follows:

•	Training. Trains doctors, doctor assistants, and medical workers.
•	Advisory. Advises each clinic on how best to apply the Pharyngitis Killer treatment.
•	Business Development. Extend the footprint of Pharyngitis clinics and implement patient outreach programs.
•	Marketing. Formulate and execute marketing plans.
•	Finance. Provide internal financial services to support business operations.
•	Logistics. Ensure no bottlenecks or shortages in product supply to the clinics.

Special Marketing Initiatives

(1)
Qiweiben Capsule Initiative. Benda Ebei intends to develop a series of products based on the Qiweiben Capsule and designed to treat diabetes. They will be sold through diabetes recovery centers and regional distributors.

(2)
Jixuening Initiative. We plan to develop a group of haemostatic medicines based on our core Jixuening brand. Benda Ebei’s Jixuening has been listed in the Catalog of Basic Medicines Covered by Social Medical Security.

(3)
Analgesic Initiative. The treatment of pain attracts more attention from PRC’s medical community and hospitals around the country that are setting up pain clinics. Our Shusai-A and Lappaconitine Hydrobromide products are uniquely powerful pain killers and are not addictive. We plan to leverage their popularity to promote our other pain killers and thereby build a series of pain killer medicines.

(4)	Asarin Initiative. We intend to form a group of medicines, based on Asarin, which will be designed to cure upper respiratory tract infection.

STATUS OF PUBLICLY ANNOUNCED NEW PRODUCTS/SERVICES

We expect that the following products in our development pipeline will generate growth in our revenues in the next few years. We expect to begin mass production for products for which we recently received SFDA approval as possible.

Development Status of Key Products in Our Pipeline as of September 30, 2006

Name of Product	Type	Main Function	Status
Pharyngitis Killer	Herbal TCM Oral Liquid and Treatment	Anti-respiratory tract infections	Market launch underway; SFDA Certificate not necessary
Qiweiben Capsule	Branded TCM	Diabetes treatment	SFDA Certificate of New Medicine approved; awaiting production permit
Yan Long Anti-cancer Oral Liquid	Branded TCM	Treatment of cancers of the digestive tract	SFDA approval expected in December 2006
500mg:5ml Tranexamic Acid Injection vial	Generic	Haemostatic	SFDA production approval H20044601 received
200mg:2ml Ribavirin Injection vial	Generic	Antibiotic	SFDA production approval H42021048 received
1000mg:2.5mlVitamin C Injection vial	Generic	Vitamin	Achieved State acceptance and hearing Y0405945; SFDA approval expected by the end of 2006
0.1g:2ml Lomefloxacin Aspartate Injection vial	Generic	Antibiotic	SFDA production approval H20056701 received
0.2g:5ml Lomefloxacin Aspartate Injection vial	Generic	Antibiotic	SFDA production approval H20056702 received
Lappaconitine Hydrobromide Injection vial	Branded Medicine	Analgesic	SFDA production approval H20055966 received
Asarin Injection vial	Generic	Treatment of upper respiratory infection	Filing completed at provincial bureau level; filed with SFDA in May 2006
Asarin pill	Generic	Treatment of upper respiratory infection	Filing completed at provincial bureau level; filed with SFDA in August 2006
Asarin granular medicine	Generic	Treatment of upper respiratory infection	Filing completed at provincial bureau level; filing with SFDA expected in September 2006
Asarin oral liquid	Generic	Treatment of upper respiratory infection	Filing completed at provincial bureau level; filing with SFDA expected in September 2006
Lysine Hydrochloride Injection vial	Generic	Amino acid	Filing completed at provincial bureau level; filed with SFDA in July 2006
Arginine Monohydrochloride Injection vial	Generic	Amino acid	Filing completed at provincial bureau level; filed with SFDA in July 2006
100mg:5ml Levofloxacin Hydrochloride Injection vial	Generic	Antibiotic	Filing completed at provincial bureau level; filed with SFDA in July 2006
500mg:5ml Levofloxacin Hydrochloride Injection vial	Generic	Antibiotic	Filing completed at provincial bureau level; filed with SFDA in July 2006
α-Asarin raw medicines	API	Upper respiratory infection	SFDA production approval H20059540 received
Levofloxacin mesylate API	API	Antivirus	Filing completed at provincial bureau level; filed with SFDA in June 2006
GCLE	Bulk chemical	Production of Antibiotics	As it is a chemical product, it does not need SFDA approval.

New Branded Medicines

Our upcoming branded medicines include Qiweiben capsule and Yanlong anti-cancer oral liquid, which are proprietary traditional Chinese medicines, and Pharyngitis Killer Therapy, which is a combination of herb-based traditional Chinese medicine and treatments. We expect these products to have a significant positive impact on our future operational results.

Our New Branded Traditional Chinese Medicines

Features	Pharyngitis Killer Therapy	Qiweiben Capsule	Yanlong Anti-cancer oral liquid
Targeted IP/ Formula Protection Period (1)	Not Applicable (2)	7+7 years	7+7 years
Our Ownership	75% (3)	100%	100% with reservation (4)
Completion Date Of Clinical Tests	Not Applicable	Jul-01	Aug-07
New Medicine Certification Date	Not Applicable	Oct-01	Sep-07
Expected installation of GMP quality production line (5)	Not Applicable	Dec-06	Dec-06
Expected SFDA Production Certification	TCM approval expected September 2006	Jan-07	Oct-07
Expected Commencement of Production	Launched June 2006	Jan-07	Oct-07

(1) The first protection period will commence when the proprietary TCM protection application is approved. The second protection period can be applied for when the first protection period is expired.

(2) TCM therapies do not require SFDA approval. We chose not to apply for patent protection for this product’s formula due to our concerns about disclosures required in the patent application process.

(3) The inventor of Yanlong Anti-cancer oral liquid, Mr. Yan Li, has reserved the right to sell the product to one hospital in Hong Kong, one hospital in Taiwan and one hospital in Shenzhen province.

(4) Benda owns 75% of Beijing Shusai Pharyngitis Research Co., Ltd., a company that owns all product and market exploitation rights to Pharyngitis Killer Therapy.

(5) GMP certification is expected once the facility is completed.

Pharyngitis Killer Therapy (Anti-Respiratory Tract Infections)

Product Description: This is an entirely natural Chinese medicine and treatment containing no hormones or antibiotics, which cures a wide range of upper respiratory tract infections, ranging from the common cough to more advanced respiratory illnesses, such as acute and chronic pharyngitis, tracheitis and bronchitis. This medicine, in the form of herbal drink, was developed and kept secret over many generations by the Wang family of Beijing. The formula and treatment was initially invented in 682 A.D. by Wang Zhaojing, a famous doctor in Chinese medical history. We believe the oral liquid taken alone has a success rate of up to 80% in treating chronic pharyngitis; however, if accompanied by further treatment, success rates of up to 98% can be achieved. Our Pharyngitis Killer therapy:

•	Swiftly smoothes away throat itching and coughing
•	Controls the development of disease in the mucus of the mouth
•	Rebuilds the immune function of the throat area
•	Provides a natural therapy, which is without side effects and free of antibiotics

Market Outlook: With the recent urbanization and industrialization of PRC, pollution has become a big problem. Air pollution in particular causes several diseases of the pharynx. Researchers believe that approximately 10% of the people who live in cities suffer from pharynx disease, while in some rural areas, the ratio is a lower, though still significant, 5.5%. Until now treatments for upper respiratory tract infections have relied on antibiotics to control acute pharyngitis temporarily. However, no medicine in the market has thus far been effective at treating chronic pharyngitis. Pharyngitis Killer therapy overcomes the deficiencies of other treatments and eradicates the disease.

Rights Purchase: The operating company for the Pharyngitis Killer therapy is Beijing Shusai. The total registered capital is 1.2 million RMB. As part of the joint venture, Mr. Wang contributed the Pharyngitis Killer formula and treatment as intangible assets, valued at 300,000 RMB, in return for 25% of Benda Shusai’s equity. Benda Ebei invested 900,000 RMB in cash for 75% equity.

IP protection/ technology confidentiality: Pharyngitis Killer is a traditional Chinese medicine and as such does not require SFDA approval. Benda Ebei has chosen not to file for patent protection on the formula in order to avoid disclosing the product formula. It believes that the formula and treatment are effectively protected by: (a) the separation of auxiliary ingredients with a proprietary catalyst powder called Yao Yin; (b) a proprietary production method for the oral liquid; and (3) by proprietary treatment techniques. We plan to apply for patent protection for both the processing method used to make the oral liquid and the treatment method applied on patients.

Promotion: We plan to market Pharyngitis Killer as a stand alone oral liquid medicine that can be combined with surgery-like treatment to achieve results. In August 2006, the PRC State Administration of Traditional Chinese Medicine (“SATCM”) issued an official promotional document to provincial SATCM’s, in which Pharyngitis Killer therapy is categorized as a recommended TCM and treatment. This official promotional document was issued on August 18, 2006 based on an expert panel review of Pharyngitis Killer conducted in August 2006.

Marketing and Distribution: We are setting up self-operated and franchised Pharyngitis Clinics. Benda Ebei currently has two clinics in full operation in Beijing. Benda Ebei has prepared advertising and marketing campaigns to support the rapid expansion of the franchise, which will begin after the closing of this offering. Our self-operated clinics will be located inside hospitals. A proportion of the gross revenues will be paid to the host hospitals in lieu of rent and as compensation for any marketing efforts made on our behalf. Franchised Pharyngitis Killer clinics will be operated by franchisees, which will buy the medicine from us and pay us a franchising fee. We plan to open franchising clinics only at the beginning of the roll-out period in order to accelerate the revenue growth and minimize start-up costs. At a later stage, we plan to open self operated clinics only because we expect that they will be comparatively more profitable and easier to manage.
Status of Planned Pharyngitis Clinics as of September 30, 2006

Hospital / Individual Name	Status	Opening Time / Est. Opening Time
Beijing Heng An TCM Hospital	Operational	May-05
Beijing An Yuan TCM Hospital	Operational	Jun-06
General Hospital of Second Artillery PLA, Beijing	Pending	Dec-06
Dongzhimen Hospital Affiliate to Beijing TCM University	Pending	Jan-07
Beijing Xuanwu Hospital	Pending	Jan-07
China Aerospace Center Hospital	Pending	Jan-07
Wu Yunling, WeiFang, Shandong	Pending	Feb-07
Xu Haishen, XinXiang, Henan	Pending	Feb-07
Zhang Yiping, Shenzhen	Pending	Feb-07
Shi Ping, Tsingtao, Shandong	Pending	Feb-07
Zhang Yajie, Beijing	Pending	Feb-07
Wang Yu'e, Beijing	Pending	Feb-07
Bian Yong, LuoYang, Henan	Pending	Feb-07
Xie Dong, Yun Nan	Pending	Feb-07
Wu Biwen, JiLin	Pending	Feb-07
Lai Jufen, Guilin, Guangxi	Pending	Feb-07
Source: Company

Qiweiben Capsule (alleviates symptoms of diabetes)

Product Description: Benda Ebei has the exclusive right to produce a new, effective, herbal medicine against diabetes, which was developed in cooperation with Shandong Haiyang Biotech Co., Ltd. (“Haiyang”). Qiweiben capsule is a medicine used to reduce symptoms of patients suffering from type II diabetes and improve their sexual ability. It contains 7 active pharmaceutical ingredients (“APIs”) extracted from animals and plants; its major API is an extract from virgin male silk moths. This medicine has the following key benefits:

(1)	Reduces blood glucose.
(2)	Cures erectile dysfunction and reduces sexual dysfunction caused by diabetes. The Qiweiben capsule is unique amongst diabetic medicines in this regard.
(3)	As it is a complementary medicine based on natural ingredients, the patient reduces intake of chemical medicines.

Market Outlook: Diabetes has become a common and frequently occurring disease that threatens the health of an increasing portion of the population. According to the 5th International Diabetes Union conference held in Beijing in 2002, there are 130 million type II diabetes patients around the world, over 40 million of which are in PRC. In the 21st century, type II diabetes is expected to be epidemic in developing countries such as PRC and India. Such a large patient group provides a significant market opportunity for Qiweiben Capsule. Artificial insulin is currently the most widely used medicine for the treatment of diabetes. Patients using artificial insulin can become addicted to it and also suffer the discomfort of needle injections. These disadvantages can be reduced by using our Qiweiben capsule as a complement to artificial insulin. Pilot studies conducted by Haiyang in 2001 have shown that the Qiweiben capsule significantly reduces one or more symptoms of diabetes in 88% of cases.

Rights Purchase: Qiweiben is the brand name of this medicine. The registered drug name is Qiwei Xiaoke capsule. The SFDA production permit (SFDA Z200110150) was held by Shandong Leaf Pharmaceutical Co., Ltd. On March 14, 2004, Benda Ebei agreed to pay Haiyang RMB 5 million ($625,000) for the technology required for the extraction of virgin male silk moth essence, the SFDA production permit (SFDA Z200110150) and the New Medicine Certificate (SFDA Z20010134). The purchase agreement provided for the immediate transfer of the production permit and the deferred payment of the RMB 5 million ($625,000) within three years after Benda Ebei begins to sell the product.

IP protection/ technology confidentiality: Benda Ebei will apply for TCM protection for Qiweiben in November 2006 and expects a reply from the SFDA no later than 6 months thereafter. According to new regulations, protected TCM status is granted for 7 years from the registration date, during which period no other party may produce it. Thereafter, a further 7 year protection may be granted to the right holder depending on factors such as the effectiveness, production standards, quality and safety of the product. Benda Ebei also has pending patents for the protection of technological and manufacturing processes used to produce this medicine.

Production: We have been building Qiweiben production facilities. We expect that these facilities will be ready in Q4 2006. GMP certification for these facilities is expected at about the same time. We intend to start manufacturing and marketing the product immediately after receiving GMP certification.

Yan Long Anti-cancer Oral Liquid

Product Description: The Yan Long Anti-Cancer Oral Liquid (“Yan Long”) is effective against cancers of the digestive tract such as anal, bile duct, colon, esophageal, gallbladder, liver, pancreatic, rectal, and gastric cancers. It is especially effective in helping patients withstand chemotherapy treatment. Yan Long has successfully completed first and second phase clinical trials and Benda Ebei plans to begin the third phase clinical trial at the end of 2006. Benda Ebei expects to receive SFDA approval for this medicine in the TCM Category and to begin production by October, 2007.

Inventor: The development of Yan Long has been the life work of Dr. Yan Li, one of the nation’s most well-recognized experts in cancer studies. Dr. Li has been an oncology specialist for over 40 years and has held various prestigious positions in the cancer research field in PRC. He was born in 1931. In 1956, he went to study in Beijing College of TCM and graduated in 1962. After that, he worked in the Beijing TCM Hospital Oncology Department for 12 years. In 1970, he was promoted to physician in charge. In 1974, he transferred to the institute of oncology of Beijing Medical University. In 1984, he was appointed as vice president of Beijing Sino-Japan Friendship Hospital. He developed an anti-cancer oral liquid based on his decades of research and experience and named it Yan Long Anti-Cancer Oral Liquid.

Rights Purchase: Benda Ebei and Dr. Yan Li (“Li”) signed an agreement regarding the production, marketing, and sales of Yan Long. Benda Ebei signed agreement to buy all rights to Yan Long from Mr. Li for RMB 5 million ($625,000). Once sales of Yan Long commence a monthly payment of RMB 150,000 ($18,750) per month for the first six months and RMB 300,000 ($37,500) thereafter will be paid. Benda Ebei will cease payment when the accumulated monthly payments reach the RMB 5 million ($625,000) agreed purchase price. Li and Benda Ebei are obliged to keep the Yan Long formula secret. Li retains the right to produce and sell Yan Long in his own clinic. Benda Ebei management believes that this will not significantly impact Benda Ebei’s revenue from Yan Long.

IP protection/ technology confidentiality: Benda Ebei has applied for patent protection for Yan Long and expects to receive a 10 year patent when the registration process is completed in December 2006.

Production: We expect to make the production facilities for Yan Long ready by December 2006. All SFDA clinical trials are expected to be finished b August of 2007 and SFDA certification is expected in October 2007. Immediately thereafter, we intend to start manufacturing and marketing the product.

New Bulk Chemicals

We are in the process of developing and bringing to market 7-Phenylacetamido-3-chloromethyl cephalosporanic acid P-Metoxy Benzyl Ester (“GCLE”), which is a medicine intermediate, chemical name which is used for cephalotin antibiotics. Japan Otsuka Chemical Industry Company originally developed the process to produce GCLE and held the worldwide patent on the GCLE production process. The PRC patent protection period expired in 2005. Since then Benda’s research center and the Wuhan Institute of Chemical Technology have jointly mastered this process of GCLE production. We have completed small-scale and mid-scale trial productions, and expect to be able to produce 200 tons of GCLE in 2007 and 500 tons in 2008. Domestic demand for this product is expected to increase by 28% in 2006 to 1,200 metric tons3 . This demand is currently met by imports. The achievement of our production targets would likely make us the leading domestic producer.

3 Source: China National Medical Information Center Southern Sub center

INDUSTRY AND COMPETITIVE FACTORS

There is certain industry and competitive factors which we believe will be critical to achieving our growth:

•
Rapidly growing Chinese pharmaceutical market. In 2005, China was the 9th largest and fastest growing pharmaceutical market in the world. The Chinese currently spend about $12 per capita on pharmaceuticals compared to $340 per capital in the U.S. As the Chinese population ages and becomes wealthier, the already large Chinese pharmaceutical market is poised for continued explosive growth. According to IMS Health, Inc., a research firm, the Chinese pharmaceutical market grew by over 28% and 20% in 2004 and 2005, respectively. According to Boston Consulting Group, China’s pharmaceutical market will become the 5th largest in the world by 2010. Further, a recent report by McKinsey & Co. reported that Chinese healthcare spending will grow from $21 billion in 2000 to approximately $323 billion by 2025, or at a compounded growth rate of 11.6%.

•
Benda is uniquely positioned to capture market share. Our growth potential will be largely driven by our launch of three innovative and proprietary Chinese medicines, recently added to our product line: Pharyngitis Killer Therapy (anti-respiratory infection treatment), Qiweiben Capsule (diabetes) and Yanlong Anti-Cancer Oral Liquid. Benda also currently produces and sell 81 types of medicines certified by the SFDA, three types of APIs and five types of bulk chemicals. Several additional products are in development, at various stages. Our wide range of certified medicines, APIs and bulk chemicals have historically, and will continue to provide us with steady growth in revenues and profits.

•
Low cost producer. Our continuing success in optimizing our manufacturing processes and minimizing our production costs provides us with a competitive advantage. For example, we have recently developed innovative processes that achieve Ribavirin (an API in common anti-viral injections) yield rates 4.5 per cent higher than the competition, while at the same time reducing Ribavirin manufacturing costs by 9 per cent. SFDA data reveals that we are the only Chinese company that currently synthesizes Asarin (an API in common treatments of the upper respiratory system) chemically; as a result, our Asarin production costs are 16 per cent below our competitors.

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Government sponsored industry consolidation presents opportunities for acquisitions. According to Business China magazine, China’s thousands of domestic companies account for 70 percent of the pharmaceutical market. Anticipating the effects of WTO entry and in an effort to compete with foreign firms, the Chinese government has decided to nurture its own large pharmaceutical companies, by encouraging the consolidation of its government-owned companies. To this end, the Chinese State Economic and Trade Commission (SETC) announced plans to consolidate the industry and support the development of 10 to 15 largest pharmaceutical firms. According to government statistics China currently has about 3,500 drug companies, down from over 5,000 in 2004. The number is expected to drop further. As the industry undergoes further consolidation, Benda will have the opportunity to grow by acquisition.

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Benda’s GMP compliant manufacturing processes provide us with a strong competitive advantage in the Chinese healthcare market. The government has formulated an Action Plan for the Modernization of Chinese Medicine to boost the quality of Chinese medicine and enhance China's ability to compete in world markets. As such, all domestic producers of APIs were required to be GMP compliant by the end of 2004. Since the end of June 2004, the SFDA has been closing down manufacturers that do not meet the new GMP standards. In contrast to many of its competitors, Benda has made significant investments in refitting our manufacturing systems to comply with GMP standards. Our Benda Ebei plant received GMP certificate from SFDA on November 11, 2003. By the end of 2006, our Jiangling Benda manufacturing facilities (for the production APIs) will be GMP compliant. Our Yidu Benda facilities, which produce bulk chemicals, are not subject to GMP certification requirement.

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Potential for API export sales. We have demonstrated some initial success to date in exporting indirectly our products and increasing our international exposure. This year, both Roche Pharmaceuticals and Pfizer Inc. placed orders with one of our customers, Star Lake Bioscience Co., Ltd. (“Star Lake”), for our APIs. Star Lake, which is located in Zaoqing City, Guangdong province, is the only drug manufacturer in China to receive U.S. FDA approval to export its medicine to the U.S. We have an established business relationship with Star Lake since 2003. We are presently undergoing the FDA certification process for one of our APIs, which is used to manufacture drugs to alleviate SARS and SARS-like diseases. We plan to begin exporting this product to the U.S. in 2007.

RAW MATERIALS AND PRINCIPAL SUPPLIERS

Benda Ebei Suppliers

Benda Ebei plant manufactures injection vials from APIs. Benda Ebei’s largest supplier of APIs is Hunan Dongting Pharmaceutical Co., Ltd. In 2005, Benda Ebei purchased $600,000 worth of Tranexamic Acid from this supplier, equivalent to 11.9 per cent of Benda Ebei’s raw materials purchases by value.

Jiangling Benda Suppliers

Our Jiangling Benda plant manufactures APIs from bulk chemicals. Jiangling Benda’s largest supplier of bulk chemicals is Wuhan Zhongnan Supplying Co., Ltd. In 2004, Jiangling Benda purchased $400,000 worth of Acetic Anhydride from this supplier, equivalent to 26.2 per cent of Jiangling Benda’s raw materials purchases by value. The Jiangling Benda plant has made no further raw materials purchases since its closure for renovation.

Yidu Benda Suppliers

Our Yidu Benda plant manufactures bulk chemicals from other bulk chemicals. Yidu Benda’s largest supplier of bulk chemicals is Zaoqing Star Lake Bioscience Co., Ltd., which is based in Guangdong province. In 2005, Yidu Benda purchased $1,600,000 worth of bulk chemicals from this supplier, equivalent to 27.4 per cent of Yidu’s raw materials purchases by value.

Packaging Material Suppliers

Our packaging materials are purchased from two main suppliers. In 2005, we purchased $300,000 worth of plastic packaging material from each of Anlu ZhongYa Plastics Package Factory and Anlu Zhong’Ao Printing Factory, equivalent in each case to 33.1 per cent of our packaging supplies by value.

OUR INTELLECTUAL PROPERTY

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical factors to our success. We rely on patent, trademark and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights.

Pursuant to the PRC TCM Protection Regulation, certain ready made TCM products which have received SFDA approval have automatic protected intellectual property rights for a seven-year period from the date of grant of such approval. An application can subsequently be made to extend such protection for up to three consecutive seven-year periods. Once this protection period has expired, a company may apply for patent protection.

To a large extent, we rely on such protection regulation to protect our intellectual property rights with respect to such products. In addition, as of December 31, 2005, we filed four patents for manufacturing technologies, primarily relating to our medicine products and manufacturing techniques.

Our Patents

Two types of medicine-related patents exist in PRC: the medicine production technique patent and medicine invention formula patent. In PRC, illegal infringements of production technique patents are widespread. A tiny modification to a filed medicine production technique might be construed as a new one and argued as not violating the patent laws. Therefore, Benda Ebei has historically tried to avoid applying for this kind of patent in order to protect its technological secrets.

Invention formula patents are as easily imitated as production technique patents. However, since only one SFDA production certificate can be issued on new branded medicine based on the major pharmaceutical ingredients used, a minor modification to the formula would not warrant a new SFDA production certificate. This means that, even if another manufacturer gets to know a patented formula, it won’t be able to produce it, at least in PRC, without the proper SFDA production certificate.

Our Trademarks

Benda currently owns four trademarks: Jixuening, Benda, Suzheng-B, and Shusai-A. Benda has filed trademark applications, the approvals of which are pending, for other 13 medicine names or general trademarks.

WORK SAFETY ISSUES

On November 10, 2005, there was a small explosion in the Yidu plant resulting in the deaths of two of our workers. This tragic accident resulted from the violation of our operating procedures by one of the workers killed in the explosion. We paid RMB 260,000 ($32,000) to each of the victims’ families in settlement of any compensation issues. On November 11, 2005, there was another explosion in the same factory resulting from a chemical reaction triggered by the prior explosion. Fortunately management had anticipated this incident and the plant had already been temporally sealed so nobody was killed.

Following the events of November 10 and 11, 2005 we have put in place very strict work safety procedures and revised the design of the relevant production process in order to avoid similar incidents in the future. We believe Benda is not liable for any further material liabilities arising from these explosions.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE PRIOR TWO FISCAL YEARS

We spent $12,303 and $4,833 on direct research and development (“R&D”) efforts in 2005 and 2004, respectively. Rather than spend considerable sums internally on R&D in a market where we can not easily protect our results of development, we prefer to leverage our management team’s extensive industrial network and knowledge in finding new drugs and treatments that may be potentially very successful but which have not yet been brought to market. We carefully evaluate each of these drugs before making a purchase decision. We believe each of our new products will enjoy considerable success in the market.

We also leverage our network of leading research institutions and universities to optimize the effectiveness of our investment in production R&D. We allocate and fund research projects to these institutions. Our in-house scientists coordinate and supervise the outsourced R&D processes. We have the rights to all results of the R&D efforts including IP rights. In order to protect our interests we usually divide each project into several sections and assign each section to a different research institution. Each research ally therefore only works on a limited part of each project. Some universities and institutes that work with us are:

•	Life Science College of Wuhan University.
•	Biochemical College of Sanxia University
•	Shanghai Institute of Pharmacy of Chinese Academy of Sciences.
•	Wuhan University of Chemical Technology.

COMPLIANCE WITH ENVIRONMENTAL LAW

We comply with the Environmental Protection Law of PRC as well as applicable local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations. Penalties would be levied upon us if we fail to adhere to and maintain certain standards. Such failure has not occurred in the past, and we generally do not anticipate that it will occur in the future, but no assurance can be given in this regard.

EMPLOYEES

As of November 15, 2006, we had approximately 522 full-time employees, including 38 sales people, 17 technology and R&D staff, and 395 production staff and no part-time employees. Among our current employees are two Ph.D.s and 17 holders of master’s degrees. All executives have received master-degree level executive training and all members of our staff have undertaken GMP training.

We have a sales office in each of three cities that promote our branded medicines. As of December 31, 2005, we employed nine people in our Northern China Sales Office located in Beijing, 11 people in our Central China Sales Office located in Wuhan, and six people in our Southern China Sales Office located in Shenzhen. We also employ 12 sales people responsible for promoting our generic drugs at our Wuhan headquarters.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

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WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

•	WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through increasing the distribution and sales of our products by penetrating existing markets in PRC and entering new geographic markets in PRC as well as other parts of Asia and the United States. However, many obstacles to entering such new markets exist, including, but not limited to, international trade and tariff barriers, shipping and delivery costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange ratios. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

•	WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

In addition to our organic growth strategy, we also expect to grow through strategic acquisitions. We intend to pursue opportunities to acquire businesses in PRC that are complementary or related in product lines and business structure to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business. Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership. Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In addition to the above, acquisitions in PRC, including of state owned businesses, will be required to comply with laws of the People's Republic of China ("PRC"), to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required. If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

•	WE HAVE PREVIOUSLY HAD AN EXPLOSION AT OUR YIDU PLANT THAT RESULTED IN TWO DEATHS AND ANY SUCH OCURRENCE IN THE FUTURE CAN EXPOSE US TO LIABILITY FOR SUCH AN EVENT

On November 10, 2005, there was a small explosion in the Yidu plant resulting in the deaths of two of our workers. This tragic accident resulted from the violation of our operating procedures by one of the workers killed in the explosion. We paid RMB 260,000 (or $32,500) to each of the victims’ families in settlement of any compensation issues. On November 11, 2005, there was another explosion in the same factory resulting from a chemical reaction triggered by the prior explosion. Fortunately management had anticipated this incident and the plant had already been temporarily sealed so that no further injury occurred.

Following the events of November 10 and 11, 2005 we have put in place very strict work safety procedures and revised the design of the relevant production process in order to avoid similar incidents in the future. We believe Benda is not liable for any further material liabilities arising from these explosions. Notwithstanding this fact, there can be a future explosion that may result in death or serious injury. If this occurs and in light of the fact that it previously occurred, may result in exposure to extensive liability to us.

•	WE CURRENTLY DO NOT MAINTAIN ANY INSURANCE FOR OUR PROPERTIES AND ANY DAMAGE TO, OR DESTRUCTION OF, OUR PROPERTIES CAN RESULT IN CESSATION OF OUR OPERATIONS RESULTING IN A LOSS OF REVENUES

We currently do not maintain any insurance for our properties. Since our operations are dependent upon the functionality of our operating facilities, if any or all of our operating facilities were to sustain substantial damage that is not covered by insurance, we may not be able to repair such damage and this may cause us to cease operations at the damaged operating facility. If this shall occur, we will experience in a loss of revenues.

•	IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES IN ACHIEVING OUR BUSINESS OBJECTIVES, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.

Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

•	IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If the full amount of this Offering is subscribed for, after the expenses of the Offering, it is expected that there will be approximately $10,470,000 available to fund our operations and expansion plans (including $500,000 for a comprehensive investor relations, after market support and independent research campaign). These funds have been allocated to various uses, all of which may change as our business plan is implemented. It is estimated that if the maximum offering amount is raised, the net proceeds of this Offering will cover our working capital needs for plant expansion and purchase of additional machinery; purchase of equipment to increase production capacity; and general working capital. If the full amount of the Offering is not raised, additional capital will likely be required following the completion of this Offering through the issuance of equity, debt securities, or securities convertible into equity, and an investor’s effective stock ownership percentage will be diluted. If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us after this Offering.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.
Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

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JIANGLING BENDA AND YIDU BENDA CURRENTLY ARE ENTITLED TO A BENEFICIAL TAX EXEMPTION FOR A FIVE YEAR PERIOD; HOWEVER, SUCH TAX EXEMPTION MAY BE INTERPRETED TO BE NOT IN COMPLIANCE WITH PRC TAX LAWS IN THE FUTURE CAUSING US TO SET ASIDE CERTAIN CONTINGENCY FUNDS FOR DEALING WITH POTENTIAL RETROSPECTIVE TAX LIABILITIES.

Jiangling Benda and Yidu Benda are entitled to enjoy the “Two exemption Three half” tax holiday based on the local government’s policy to encourage outside investment into the locality. However, the definition of the “Two exemption Three half” policy defined by Yidu City and Jiangling County’s governments is different from the usual understanding of the term. According to PRC tax laws, “Two exemption Three half” policy means foreign investment enterprises including Benda Ebei may enjoy an exemption from corporate income tax for 2 years starting from its first profitable year, followed by 3 years at a rate that is one half of the regular rate for corporate income tax. However, in the documents issued by Yidu City and Jiangling County’s governments, the term means that an outside enterprise can enjoy the “two exemption three half” privilege treatment only with respect to the part allotted to the local government. According to our Chinese legal counsel, under current PRC tax laws, most enterprises are required to pay corporate income tax at a rate of 33% of its income before tax, of which, about 90.91% (30% of the corporate income) is paid over to the Central government, only about 9.09% (3% of the corporate incomes) is reserved for the local government. Accordingly, there is a risk that the local government may only be able to dispose of the “9.09% (3%)” reserved for the local government and Jiangling Benda and Yidu Benda actually would receive much less preferential treatment than a foreign investment enterprise could enjoy.

As to the tax treatment promised by local governments to purely domestic enterprises, i.e., Jiangling Benda and Yidu Benda, invested by non-local (but not foreign) investors under the so called preferential policy announced by local governments, our consultation with PRC certified public accountants and lawyers, is that the above policy is not compliant with the PRC laws. Even though such practice exists in many areas across the country, the policy faces the risk of being ruled illegal at any time for non-compliance with relevant laws. In this event, there is a risk that we might be assessed retrospective tax liabilities.

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WE MAY HAVE DIFFICULTY DEFENDING OUR INTELLECTUAL PROPERTY RIGHTS FROM INFRINGEMENT RESULTING IN LAWSUITS REQUIRING US TO DEVOTE FINANCIAL AND MANAGEMENT RESOURCES THAT WOULD HAVE A NEGATIVE IMPACT ON OUR OPERATING RESULTS.

We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with certain of our employees, customers and others to protect our proprietary rights. We have received trademark and patent protection for certain of our products in the People's Republic of China. No assurance can be given that our patents and licenses will not be challenged, invalidated, infringed or circumvented, or that our intellectual property rights will provide competitive advantages to us. There can be no assurance that we will be able to obtain a license from a third-party technology that we may need to conduct our business or that such technology can be licensed at a reasonable cost.

Presently, we sell our products mainly in PRC. To date, no trademark or patent filings have been made other than in PRC. To the extent that we market our products in other countries, we may have to take additional action to protect our intellectual property. The measures we take to protect our proprietary rights may be inadequate and we cannot give you any assurance that our competitors will not independently develop formulations and processes that are substantially equivalent or superior to our own or copy our products.

Currently, the SFDA does not automatically stay drug registration approval upon initiation of an infringement lawsuit by a third party. At present, we must wait until a copycat manufacturer has received marketing approval from SFDA before we can bring an infringement lawsuit. Furthermore, Chinese courts have been hesitant to issue preliminary injunctions to suspend sales until a final judgment is issued in the lawsuit. Our sales could be lowered were a competitor to infringe our intellectual property rights by marketing one or more versions of SFDA-approved drugs proprietary to us, such as the Qiweiben capsule, until we can curtail such infringement through legal action. Pursuing infringement lawsuits would require us to devote financial and management resources that could impact the results of our operations.

•	WE DEPEND ON THE SUPPLY OF RAW MATERIALS, AND ANY ADVERSE CHANGES IN SUCH INTENSE COMPETITION FROM EXISTING AND NEW ENTITIES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our markets are large with many competitors. The market for pharmaceutical raw materials manufacturing is particularly competitive. In this market, our competitors include a number of contract manufacturers and, from time to time, demand for particular products may be greatly exceeded by production capacity. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than us. Some of our competitors may have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater brand awareness for our brand name so that we can successfully compete with our competitors. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

•	OUR PRODUCTS AND THE PROCESSES COULD EXPOSE US TO SUBSTANTIAL PRODUCT LIABILITY CLAIMS WHICH WILL NEGATIVELY IMPACT OUR PROFITABILITY.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, we have not experienced any product liability claims. However, that does not mean that we will not have any such claims with respect to our products in the future which will negatively impact our profitability.

•	WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Yiqing Wan, our Chairman and Chief Executive Officer, Wei Xu, our Vice President of Operations, Hui Long, our Vice President of Technology. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

•	MR. YIQING WAN AND MS. WEI XU ARE HUSBAND AND WIFE. THE SEPARATION OR DIVORCE OF THE COUPLE IN THE FUTURE COULD ADVERSELY AFFECT OUR BUSINESS.

Mr. Yiqing Wan, our Chairman and Chief Executive Officer, and Ms. Wei Xu, Vice President of Operations, are married. They are two of our principal executives and are a vital part of our operations. If they were to become separated or divorced and could not amicably work with each other, one of them may decide to cease his or her employment with us. Alternatively, their work performance may not be satisfactory if they become preoccupied with such negative situation. In both cases, our operations could be negatively affected by our production resulting in a decrease in revenues.

•	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We did not declare any dividends for the year ended December 31, 2005 and have not declared any dividends to date in 2006. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

•	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Mr. Yiqing Wan, our Chairman and Chief Executive Officer, through his common stock ownership, currently has voting power equal to approximately 32.5% of our voting securities. Ms. Wei Xu, our Vice President of Operations, through her common stock ownership, currently has voting power equal to approximately 32.5% of our voting securities. When combined with the common stock ownership of our other officers and directors, management has combined voting power in our Company equal to approximately 65% of our voting securities. As a result, management through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

•	INTERNATIONAL OPERATIONS REQUIRE US TO COMPLY WITH A NUMBER OF UNITED STATES AND INTERNATIONAL REGULATIONS WHICH MAY HAVE A NEGATIVE IMPACT ON OUR GROWTH.

We are required to comply with a number of international regulations in countries outside of the United States. In addition, we must comply with the Foreign Corrupt Practices Act, or FCPA, which prohibits U.S. companies or their agents and employees from providing anything of value to a foreign official for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. Any failure by us to adopt appropriate compliance procedures and ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial penalties and/or restrictions in our ability to conduct business in certain foreign jurisdictions. The U.S. Department of The Treasury's Office of Foreign Asset Control, or OFAC, administers and enforces economic and trade sanctions against targeted foreign countries, entities and individuals based on U.S. foreign policy and national security goals. As a result, we are restricted from entering into transactions with certain targeted foreign countries, entities and individuals except as permitted by OFAC which may reduce our future growth.

•	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We will not be subject to these requirements for the fiscal year ended December 31, 2006.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

•	WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

Risks Relating to the People's Republic of China

•	THE SALES PRICES OF SOME MEDICINES ARE CURRENTLY CONTROLLED BY THE CHINESE GOVERNMENT AND THAT MAY ADVERSELY AFFECT OUR BUSINESS.

Prices paid by end consumers for many of our medicines are regulated by PRC's State Development and Reform Commission. PRC justifies its need to control the drug prices on the basis that, at present, only workers at state or private companies have health insurance. About 900 million rural Chinese people and 35 million urban unemployed Chinese people lack insurance coverage and cannot afford expensive drugs. Our future profitability might suffer if a significant portion of our revenues were to be derived from products whose final selling prices were state-controlled and if those prices were held at levels close to or below our cost of sales.

•	SALES OF OUR PRODUCTS COULD BE HARMED BY THE WIDESPREAD PRESENCE OF COUNTERFEIT MEDICATION IN PRC NEGATIVELY IMPACTING OUR PROFITABILITY.

Chinese counterfeiting of pharmaceuticals and other products affecting public health has grown in tandem with counterfeiting and piracy of goods such as brand-name clothing, compact discs and computer software. Exact data are impossible to collect, but the FBI believes that more than half of the pharmaceuticals sold in PRC are counterfeit. Examples of the seriousness of the problem include: six months after Viagra was introduced in 2002, state media reported that some 90 percent of little blue pills sold in Shanghai were counterfeit; and 192,000 Chinese patients were reported to have died in 2001 from fake drugs. Counterfeit products shrink markets for legitimate goods. This situation affects Benda and other major domestic and foreign drug manufacturers in PRC, especially for products marketed through the OTC rather than hospital channel. However, we believe the Chinese authorities are becoming increasingly vigilant against counterfeiting because in 2001 the authorities closed 1,300 factories while investigating 480,000 cases of counterfeit drugs. Currently, active pharmaceutical ingredients are governed only by chemical regulations. We believe that a major step towards controlling the problem would be taken should the SFDA be given oversight over PRC’s bulk chemicals producers. However, our ability to increase sales as rapidly as we would like, and our profitability, could be affected if this problem persists or worsens.

•	THERE COULD BE CHANGES IN GOVERNMENT REGULATIONS TOWARDS THE PHARMACEUTICAL AND HEALTH SUPPLEMENT INDUSTRIES THAT MAY ADVERSELY AFFECT OUR GROWTH AND PROFITABILITY.

The manufacture and sale of APIs in the PRC is heavily regulated by many state, provincial and local authorities. These regulations have significantly increased the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. Our future growth and profitability depend to a large extent on our ability to obtain regulatory approvals.

The SFDA of PRC recently implemented new guidelines for licensing of APIs. All existing manufacturers with licenses were required to apply for GMP certifications by June 30, 2004, and to receive approvals by December 31, 2004. We have received certification for our Benda Ebei injection vial production facilities and expect to receive certifications for the remaining plant that require such certification before the end of 2006. However, should we fail to receive or maintain the GMP certifications under the new guidelines in the future; our businesses would be materially and adversely affected.

Moreover, the laws and regulations regarding acquisitions of the pharmaceutical industry in the PRC may also change and may significantly impact our ability to grow through acquisitions.

•	CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

•	THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

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THE APPROVAL OF THE CHINESE SECURITIES REGULATORY COMMISSION (“CRSC”) MAY BE REQUIRED IN CONNECTION WITH THIS OFFERING UNDER A RECENTLY ADOPTED PRC REGULATION; SINCE THIS OFFERING DID NOT COMMENCE PRIOR TO THE EFFECTIVE DATE OF THE REGULATION, WE MAY BE REQUIRED TO OBTAIN CRSC APPROVAL FOR THIS OFFERING AND WE CAN NOT CURRENTLY PREDICT THE CONSEQUENCES OF ANY FAILURE TO OBTAIN SUCH APPROVAL.

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, promulgated a regulation that became effective on September 8, 2006. This regulation, among other things, purports to require offshore special purpose vehicles, or SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals, such as our company, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. While the application of this new regulation is not yet clear, we believe, based on the advice of our PRC counsel, that CSRC approval is not required if trading of our shares of common stock commenced prior to the effective date of the regulation. Although the CSRC is expected to promulgate formal implementing rules and/or regulations and possibly other clarifications, the procedures, criteria and timing for obtaining any required CSRC approval have not been established and it is unclear when these will be established. Therefore, since this offering did not commence prior to the effective date of the regulation and our shares of common stock did not commence trading prior to the effective date of the regulation, we may be required to obtain CSRC approval for this offering and we cannot currently predict the criteria, timing or procedures for obtaining the CSRC approval or the consequences of any failure to obtain such approval.

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RECENT PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

Other Risks

•	CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. As our operations are primarily in PRC, any significant revaluation or devaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. We may not be able to hedge effectively against in any such case. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition. Benda’s operating companies are FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

•	IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

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ANY FUTURE OUTBREAK OF AVIAN INFLUENZA, OR THE ASIAN BIRD FLU, OR ANY OTHER EPIDEMIC IN PRC COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS OPERATIONS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Since mid-December 2003, a number of Asian countries have reported outbreaks of highly pathogenic avian influenza in chickens and ducks. Since all of our operations are in PRC, an outbreak of the Asian Bird Flu in PRC in the future may disrupt our business operations and have a material adverse effect on our financial condition and results of operations. For example, a new outbreak of Asian Bird Flu, or any other epidemic, may reduce the level of economic activity in affected areas, which may lead to a reduction in our revenue if our clients cancel existing contracts or defer future expenditures. In addition, health or other government regulations may require temporary closure of our offices, or the offices of our customers or partners, which will severely disrupt our business operations and have a material adverse effect on our financial condition and results of operations.

•	OUR BUSINESS MAY BE AFFECTED BY UNEXPECTED CHANGES IN REGULATORY REQUIREMENTS IN THE JURISDICTIONS IN WHICH WE OPERATE.

We are subject to many general regulations governing business entities and their behavior in PRC and in other jurisdictions in which we have, or plan to have, operations and market our products. In particular, we are subject to laws and regulations covering food, dietary supplements and APIs. Such regulations typically deal with licensing, approvals and permits. Any change in product licensing may make our products more or less available on the market. Such changes may have a positive or negative impact on the sale of our products and may directly impact the associated costs in compliance and our operational and financial viability. Such regulatory environment also covers any existing or potential trade barriers in the form of import tariff and taxes that may make it difficult for us to import our products to certain countries and regions, such as Hong Kong, which would limit our international expansion.

•	WE MAY EXPERIENCE CURRENCY FLUCTUATION AND LONGER EXCHANGE RATE PAYMENT CYCLES WHICH WILL NEGATIVELY AFFECT THE COSTS OF OUR PRODUCTS SOLD AND THE VALUE OF OUR LOCAL CURRENCY PROFITS.

The local currencies in the countries in which we sell our products may fluctuate in value in relation to other currencies. Such fluctuations may affect the costs of our products sold and the value of our local currency profits. While we are not conducting any meaningful operations in countries other than PRC at the present time, we may expand to other countries and may then have an increased risk of exposure of our business to currency fluctuation.

•	SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing foreign invested enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

Risks Associated with this Offering and Our Shares of Common Stock

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WE HAVE BROAD DISCRETION IN DETERMINING HOW TO USE THE PROCEEDS FROM THIS OFFERING AND WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN SPENDING THE PROCEEDS IN WAYS WHICH INCREASE OUR PROFITABILITY OR MARKET VALUE, OR OTHERWISE YIELD FAVORABLE RETURNS.

We plan to utilize net proceeds of this Offering in the manner described in this Memorandum under “Use of Proceeds.” Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this Offering, whether in our existing operations or as part of our expansion plans, in ways which increase our profitability or market value, or otherwise yield favorable returns.

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OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

Certain of our stockholders have been granted registration rights which entitle them to require us to register their shares of our common stock at the same time that the shares of our common stock are being registered. The inclusion of this additional stock in the registration may negatively affect the resale price that may be obtained for the shares of our common stock when they are registered.

•	WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK.

A substantial majority of our outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years or more and such owner has not been an affiliate for the 90 day period prior to sale. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

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THE SHARES OF COMMON STOCK AND THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS INCLUDED IN THE UNITS SOLD IN THIS OFFERING ARE “RESTRICTED SECURITIES” AND MAY NOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

The shares of Common Stock and the Warrants included in the Units sold in this Offering are “restricted securities” and may not be resold unless they are registered under the Securities Act or unless an exemption from registration is available. The shares of Common Stock and the shares of common stock to be issued upon the exercise of Warrants will be “restricted securities” as such term is defined in Rule 144 under the Securities Act. Accordingly, they may not be resold unless they are registered under the Securities Act and applicable state securities laws or unless exemptions from such registration requirements are available. Any such exemption must be established to our satisfaction, and we are not obligated to supply shareholders with information necessary to make exempt sales. Under the terms of this Offering, Investors are granted registration rights and we have agreed to file a registration statement to register our shares of Common Stock and the shares of Common Stock underlying the Warrants simultaneously with the closing of this Offering. However, even if a registration statement is filed with the SEC, there is no guarantee that the SEC will permit such registration to become effective. Investors must be prepared to bear the economic risk of investment for an indefinite period of time. See “Transfer of Securities.”

•	THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ASSETS, NET WORTH, BOOK VALUE PER SHARE OR NET INCOME OR LOSS, AS APPLICABLE

The Offering price of the Units, the price per share of the shares of Common Stock and the exercise price for the Warrants included in this Offering are not based on any objective criteria. The offering price of the Units, the price per share of the shares of Common Stock and the exercise price of the Warrants were determined by negotiations between us and the Placement Agent, and were not based on any objective criteria of value and bear no relationship to our assets, net worth, book value per share or net income or loss, as applicable.

•	THERE CAN BE NO ASSURANCE THAT THE PRICE OF OUR SHARES OF COMMON STOCK WILL MEET OR EXCEED THE EXERCISE PRICE OF THE WARRANTS DURING THE EXERCISE PERIOD OR AT ANY TIME THEREAFTER.

Unless the price of our shares of Common Stock equals or exceeds the exercise price of the Warrants at the time of such exercise, an Investor may not be able to exercise his Warrants profitably. There can be no assurance that the price of our shares of Common Stock will meet or exceed the exercise price of the Warrants during the exercise period or at any time thereafter. Accordingly, should an Investor choose to exercise the Warrants, the value of our shares of Common Stock purchased upon such exercise may be less than the Warrant exercise price the Investor pays. The Warrant may be worthless and expire unexercised if the price of our shares of Common Stock does not exceed the Warrant exercise price. Please see “Description of Securities - Warrants” for additional information as to the terms of the Warrants.

•	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL AND INVESTORS WILL HAVE CONTROL OVER COMPANY ACTIONS.

As a practical matter, our officers and directors will have control of us and will be able to assert significant influence over the election of directors and other matters presented for a vote of stockholders. Even after the Offering is complete, a majority of our shares of Common Stock will be owned by Mr. Yiqing Wan and Ms. Wei Xu, husband and wife. Through their concentration of voting power, they could delay, deter or prevent a change in our control or other business combinations that might otherwise be beneficial to the other stockholders. In deciding how to vote on such matters, Mr. Yiqing Wan and Ms. Wei Xu may be influenced by interests that conflict with other stockholders’ interests. Investors will not have a voice in management decisions and will exercise very little control. In the event that the requisite approval of stockholders is obtained, dissenting or non-participating stockholders generally would be bound by such vote. Accordingly, Offerees should not subscribe for Units in this Offering unless they are willing to entrust all aspects of operational control to our current management team. Further, Investors in the Offering will rely on our management team to use the proceeds as they determine to be in our best interest. Although management has indicated its current intended uses, those may be changed upon their decision.

In addition, our existing officers, directors, affiliates and other insiders are permitted to purchase Units in the Offering. If they do so, their interest in us after the acquisition may be even greater.

•	INVESTORS MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE OF OUR COMMON STOCK IF THEY ELECT TO EXERCISE THE WARRANTS.

Investors may experience immediate and substantial dilution in net tangible book value per share of our common stock if they elect to exercise the Warrants. The exercise price of the Warrants may be substantially higher than the net tangible book value per share. Accordingly, if Investors exercise the Warrants, they will likely experience immediate and substantial dilution in the net tangible book value per share and further dilution if we issue shares of our common stock in the future. As a result of this dilution, in the event of our subsequent liquidation, Investors exercising their Warrants may receive significantly less than the full exercise price that they paid for the shares of our Common Stock.

•	INVESTORS MAY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE OF OUR COMMON STOCK IN THE EVENT WE ISSUE SHARES OF OUR COMMON STOCK IN THE FUTURE.

There are additional authorized but unissued shares of our Common Stock that may be later issued by our management for any purpose without the consent or vote of the stockholders. Investors purchasing in this Offering may be further diluted in their percentage ownership on an as-converted basis in the event additional shares are issued by us in the future.

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OUR ARTICLES OF INCORPORATION AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK WHICH, IF ISSUED, THE RIGHTS, PREFERENCES, DESIGNATIONS AND LIMITATIONS OF SUCH PREFERRED STOCK COULD OPERATE TO THE DISADVANTAGE OF THE SHARES OF OUR OUTSTANDING COMMON STOCK.

Our articles of incorporation authorize the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the board of directors. While no preferred stock is currently outstanding or subject to be issued, the articles of incorporation have authorized issuance of up to 5,000,000 shares of preferred stock (“Preferred Stock”) in the discretion of the board of directors. Such Preferred Stock may be issued upon filing of amended Articles of Incorporation and the payment of required fees; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such Preferred Stock would be set by our board of directors and could operate to the disadvantage of the shares of our outstanding Common Stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

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MOEN AND COMPANY, THE AUDITORS THAT AUDITED EVER LEADER’S FINANCIAL STATEMENTS AND NOTES FOR THE YEARS ENDING DECEMBER 31, 2005 AND 2004 LOST ITS STATUS AS A PARTICIPATING AUDIT FIRM IN THE CANADIAN PUBLIC ACCOUNTABILITY BOARD’S (“CPAB”) OVERSIGHT PROGRAM FOR FAILING TO MEET ELIGIBILITY REQUIREMENTS FOR PARTICPATING IN THE CPAB’S OVERSIGHT PROGRAM WHICH CAN RESULT IN THE PUBLIC PERCEPTION THAT OUR FINANCIAL STATEMENTS FOR THE YEARS AUDITED BY SUCH AUDITOR ARE NOT RELIABLE. ACCORDINGLY, WE ARE RE-AUDITING OUR FINANCIAL STATEMENTS FOR THE YEARS ENDING DECEMBER 31, 2005 AND 2004.

On September 22, 2006, Moen & Company LLP (“Moen”), the auditors that audited Ever Leader’s financial statements and notes for the years ending December 31, 2005 and 2004, lost its status as a participating audit firm in the Canadian Public Accountability Board’s (“CPAB”) oversight program for failing to implement the CPAB’s oversight program set out in paragraph 11.1 of the CPAB’s By-law No. 1. As a result of this, Moen is no longer eligible to audit the financial statements of entities that are reporting issuers under provincial securities legislation in Canada. In addition, the CPAB carried out a quality inspection of Moen in 2005 and issued its final inspection report on August 25, 2005. The report made numerous recommendations to Moen to address weaknesses in the firm’s system of quality control of deficiencies in specific audit engagements. The CPAB conducted follow up visits to Moen in late November 2005, early March 2006 and early May 2006 and concluded that the recommendations in the CPAB report to Moen had not been implemented. Moen's loss of its status as a participating audit firm in the CPAB oversight program has been publicly disclosed, including, without limitation, through CPAB's assessment of Moen available on the CPAB web site. Management has determined that Moen's loss of its status as a participating audit firm in the CPAB oversight program may result in a negative perception of Ever Leader's financial statements for such years. Accordingly, we are having our financial statements for the years ending December 31, 2005 and 2004 audited by Rotenberg & Company, LP. Pursuant to the Securities Purchase Agreement and Registration Rights Agreement, as defined herein, we are required to deliver such re-audited financial statements on or prior to sixty (60) days from the Closing Date of the Stock Purchase Agreement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and attached notes thereto, which are included in Exhibits A and B to this Memorandum, and the other financial information included elsewhere in this Memorandum. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Memorandum.

Results of Operations

Three months ended September 30, 2006 Compared to Three months ended September 30, 2005

The following tables set forth key components of our results of operations for the periods indicated for Ever Leader Holdings Ltd.

	Three Months Ended
	September 30,
	2006	2005

Revenue	$4,739,671	$4,855,305
Cost of goods sold	(3,031,779)	(3,473,565)
Gross profit	1,707,892	1,381,740
Operating expenses
Selling	(168,955)	(207,704)
General and administrative	(786,598)	(171,924)
Research and development	(75,545)	-
Total operating expenses	(1,031,098)	(379,628)
Operating Income	676,794	1,002,112
Interest expense	(37,795)	(37,934)
Other income (expense)	(3,184)	(1,178)
Income before minority interest
and income taxes	635,815	963,000
Income taxes (Note 10)	-	-
Minority interest	(36,218)	(48,150)
Net income	599,597	914,850

Other comprehensive income
Foreign currency translation adjustments	48,301	39,274

Comprehensive income	$647,898	$954,124

Earnings per share - basic
and diluted	$2	$9,149

Weighted average shares
outstanding - basic and diluted	282,680	100

Net Revenue:

Net revenue decreased US$115,634, or 2%, from US$4,855,305 in the three months ended September 30, 2005 to US$4,739,671 in the three months ended September 30, 2006. Revenue from Benda Ebei dropped by 9% due to decreased sales of branded medicines. The decrease in Benda Ebei’s revenue was offset by increased revenue from Yidu Benda. The growth in Yidu Benda’s revenue was driven by its increased sales of 1.2.4-triazol carboxylic acid methyl ester. Beijing Shusai has started operation in July 2006. Jiangling Benda has been temporarily closed for plant overhaul in preparation for GMP certification. The Jiangling Benda plant is expected to resume production in May 2007.

The first floor of Benda Ebei’s plant is allocated for the production of injection vials. We are in the process of expanding the second floor of Benda Ebei’s plant, which will be dedicated to the production of branded new drugs in pill, grain and capsule form. Production of these items is expected to start in January 2007 and will therefore have little impact on 2006 net revenues but is expected to boost 2007 net revenues significantly.

The rise and fall in our product sales in the three months ended September 30, 2006 and 2005 by subsidiary and by category were as follows:

Subsidiary	Product Category	Three months ended September 30, 2006	Three months ended September 30, 2005	Increase / (Decrease)
Benda Ebei	Medicines/injection vials	$2,779,739	$3,058,404	(9%)
Yidu Benda	Bulk Chemicals	$1,941,148	$1,796,901	8%
Jiangling Benda	Active Pharmaceutical Ingredients	$ -	$ -	-
Beijing Shusai	Pharyngitis Killer therapy	$ 18,784	$ -	100%
Total		$4,739,671	$4,855,305	(2%)
Source: Company

Cost of revenue:

Cost of revenue decreased US$441,786, or 13%, from US$3,473,565 in the three months ended September 30, 2005 to US$3,031,779 in the three months ended September 30, 2006. This was primarily because of the decrease in net revenue and the increased sale of a new product with a higher margin starting from the second quarter of 2006.

Gross profit:

Gross profit increased US$326,152, or 24%, from US$1,381,740 in the three months ended September 30, 2005 to US$1,707,892 in the three months ended September 30, 2006 mainly due to the decrease in cost of revenue. Gross profit margin in the three months ended September 30, 2005 was 28% versus 36% in the three months ended September 30, 2006. The increase in gross profit mainly due to the increased sale of a new product with a higher margin in the three months ended September 30, 2006.

Selling Expenses:

Selling expenses were US$207,704 in the three months ended September 30, 2005, compared to US$168,955 in the three months ended September 30, 2006. This represents a decrease of US$38,749, or 19%, primarily due to lower distribution and transportation costs. Also, higher costs were incurred in the three months ended September 30, 2005 for establishing Benda’s Southern China sales office in Shenzhen and boosting sales efforts at Benda’s Northern China sales office in Beijing.

General and Administrative Expense:

General and administrative expenses were US$171,924 for the three months ended September 30, 2005, compared to US$786,598 for the three months ended September 30, 2006. This represents an increase of US$614,674, or 358%, mainly due to the increase in professional fee relating to the public listing of $232,000 bad debt provision of $200,000 and pension expenses of $200,000 in the three months ended September 30, 2006.

Research and Developments: Research and development of US$75,545 for the three months ended September 30, 2006 was for new product development. No such expenses were incurred for the three months ended September 30, 2005.

Income from Operations:

Operating profit was US$1,002,112 in the three months ended September 30, 2005 and US$676,794 in the three months ended September 30, 2006. The decrease of US$325,318, or 32%, was primarily the results of increased general and administrative expenses of US$614,674 and increased research and development expenses of US$75,545, offset by increased gross profit of US$326,152 and decreased selling expenses of US$38,749.

Interest Expense:

Interest expense was US$37,934 in the three months ended September 30, 2005 and US$37,795 in the three months ended September 30, 2006. Interest expenses during these two periods were mainly incurred from various short-term loans from local Chinese banks or credit union.

Income Taxes:

Ever Leader and its subsidiaries paid no tax in either the three months ended September 30, 2005 and 2006. Ever Leader and Beijing Shusai do not have taxable income. Benda Ebei, Jiangling Benda and Yidu Benda have enjoyed periods of income tax exemption, based on national favorable tax polices, as a Sino-foreign equity joint venture enterprise and, based on municipal tax policies, as entities making cross-municipal border investments. Management expects that some of these exemption periods will expire in November 25, 2007, after which Benda Ebei, Jiangling Benda and Yidu Benda can be expected to be subject to an average 16.5% tax rate. The remaining tax holidays will expire on November 25, 2010, thereafter these operating companies will be subject to the regular 33% tax rate on corporate profits. The Company is in the process of obtaining the approval from the relevant government authorities for the tax exemption status as a Sino-Foreign equity joint venture from November 2005. If the Company cannot obtain the approval, Benda Ebei, Jiangling Benda and Yidu Benda will be subject to 50% of the income taxes for the three months ended September 30, 2006.

Minority Interest:

Minority interest accounted for 5% of net profit after income taxes of Benda Ebei, Jiangling Benda and Yidu Benda, and 25% of net profit after income taxes of Beijing Shusai for the three months ended September 30, 2006 and 2005.

Net Income:

Net income was US$914,850 in the three months ended September 30, 2005, compared to US$599,597 in the three months ended September 30, 2006, a decrease of US$315,253, or 34%, mainly due to decreased income from operations of US$325,318 in the three months ended September 30, 2006.

Nine months ended September 30, 2006 Compared to Nine months ended September 30, 2005

The following tables set forth key components of our results of operations for the periods indicated for Ever Leader Holdings Ltd.

	Nine Months Ended September 30,
	2006	2005

Revenue	$12,377,528	$11,922,671
Cost of goods sold	(7,565,433)	(7,557,160)
Gross profit	4,812,095	4,365,511
Operating expenses
Selling	(446,826)	(558,514)
General and administrative	(1,072,843)	(424,395)
Research and development	(75,545)	-
Total operating expenses	(1,595,214)	(982,909)
Operating Income	3,216,881	3,382,602
Interest expense	(117,623)	(115,487)
Other income (expense)	(3,089)	(1,129)
Income before minority interest
and income taxes	3,096,169	3,265,986
Income taxes (Note 10)	-	-
Minority interest	(159,282)	(163,299)
Net income	2,936,887	3,102,687

Other comprehensive income
Foreign currency translation adjustments	47,845	39,274

Comprehensive income	$2,984,732	$3,141,961

Earnings per share - basic
and diluted	$31	$31,027

Weighted average shares
outstanding - basic and diluted	95,329	100

Net Revenue:

Net revenue increased US$454,857, or 4%, from US$11,922,671 in the nine months ended September 30, 2005 to US$12,377,528 in the nine months ended September 30, 2006. Revenue from Benda Ebei and Yidu Benda grew by 3% and 11%, respectively. This growth was mainly driven by Benda Ebei’s increased sales of branded medicines and Yidu Benda’s increased sales of 1.2.4-triazol carboxylic acid methyl ester. Revenues increased modestly overall because higher revenues from Benda Ebei and Yidu Benda were offset by reduced revenue from Jiangling Benda, which has been temporarily closed for plant overhaul in preparation for GMP certification. The Jiangling Benda plant is expected to resume production in May 2007.

The first floor of Benda Ebei’s plant is allocated for the production of injection vials. We are in the process of expanding the second floor of Benda Ebei’s plant, which will be dedicated to the production of branded new drugs in pill, grain and capsule form. Production of these items is expected to start in January 2007 and will therefore have little impact on 2006 net revenues but is expected to boost 2007 net revenues significantly.

The rise and fall in our product sales in the nine months ended September 30, 2006 and 2005 by subsidiary and by category were as follows:

Subsidiary	Product Category	Nine months ended September 30, 2006	Nine months ended September 30, 2005	Increase / (Decrease)
Benda Ebei	Medicines/injection vials	$7,640,622	$7,446,879	3%
Yidu Benda	Bulk Chemicals	$4,702,677	$4,229,099	11%
Jiangling Benda	Active Pharmaceutical Ingredients	$ 15,445	$ 246,693	(94%)
Beijing Shusai	Pharyngitis Killer therapy	$ 18,784	$ -	100%
Total		$12,377,528	$11,922,671	4%
Source: Company

Cost of Revenue:

Cost of revenue increased US$8,273, from US$7,557,160 in the nine months ended September 30, 2005 to US$7,565,433 in the nine months ended September 30, 2006. This was primarily because of the increase in net revenue. We were able to reduce unit production costs through economies of scale resulting from higher production levels of 1.2.4-triazol carboxylic acid methyl ester and more efficient production techniques. Also, we started selling a new product with a higher margin from the second quarter of 2006.

Gross profit:

Gross profit increased US$446,584, or 10%, from US$4,365,511 in the nine months ended September 30, 2005 to US$4,812,095 in the nine months ended September 30, 2006 mainly due to the increase in revenue. Gross profit margin in the nine months ended September 30, 2005 was 37% versus 39% in the nine months ended September 30, 2006.

Selling Expenses:

Selling expenses were US$558,514 in the nine months ended September 30, 2005, compared to US$446,826 in the nine months ended September 30, 2006. This represents a decrease of US$111,688, or 20%, primarily due to lower distribution and transportation costs. Also, higher costs were incurred in the nine months ended September 30, 2005 for establishing Benda’s Southern China sales office in Shenzhen and boosting sales efforts at Benda’s Northern China sales office in Beijing.

General and Administrative Expense:

General and administrative expenses were US$424,395 for the nine months ended September 30, 2005, compared to US$1,072,843 for the nine months ended September 30, 2006. This represents an increase of US$648,448, or 153%, mainly due to increase in professional fee in relating to the public listing of $232,000, bad debt provision of $200,000 and pension expenses of $200,000 in the nine months ended September 30, 2006.

Research and Developments: Research and development of US$75,545 for nine months ended September 30, 2006 was for new product development. No such expenses were incurred for the nine months ended September 30, 2005.

Income from Operations:

Operating profit was US$3,382,602 in the nine months ended September 30, 2005 and US$3,216,881 in the nine months ended September 30, 2006. The decrease of US$165,721, or 5%, was primarily the results of increased general and administrative expenses of US$648,448 and increased research and development expenses of US$75,545, offset by increased gross profit of US$446,584 and decreased selling expenses of US$111,688.

Interest Expense:

Interest expense was US$115,487 in the nine months ended September 30, 2005 and US$117,623 in the nine months ended September 30, 2006. Interest expenses during these two periods were mainly incurred from various short-term loans from local Chinese banks or credit union.

Income Taxes:

Ever Leader and its subsidiaries paid no tax in either the nine months ended September 30, 2005 and 2006. Ever Leader and Beijing Shusai do not have taxable income. Benda Ebei, Jiangling Benda and Yidu Benda have enjoyed periods of income tax exemption, based on national favorable tax polices, as a Sino-foreign equity joint venture enterprise and, based on municipal tax policies, as entities making cross-municipal border investments. Management expects that some of these exemption periods will expire in November 25, 2007, after which Benda Ebei, Jiangling Benda and Yidu Benda can be expected to be subject to an average 16.5% tax rate. The remaining tax holidays will expire on November 25, 2010, thereafter these operating companies will be subject to the regular 33% tax rate on corporate profits. The Company is in the process of obtaining the approval from the relevant government authorities for the tax exemption status as a Sino-Foreign equity joint venture from November 2005. If the Company cannot obtain the approval, Benda Ebei, Jiangling Benda and Yidu Benda will be subject to 50% of the income taxes for the nine months ended September 30, 2006.

Minority Interest:

Minority interest accounted for 5% of net profit after income taxes of Benda Ebei, Jiangling Benda and Yidu Benda, and 25% of net profit after income taxes of Beijing Shusai for the nine months ended September 30, 2006 and 2005.

Net Income:

Net income was US$3,102,687 in the nine months ended September 30, 2005, compared to US$2,936,887 in the nine months ended September 30, 2006, a decrease of US$165,800, or 5%, mainly due to decreased income from operations of US$165,721 in the nine months ended September 30, 2006.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operating activities was US$3,471,929 in the nine months ended September 30, 2005, compared to US$1,108,479 in the nine months ended September 30, 2006, amounting to a decrease of US$2,363,450, or 68%. This was primarily due to an increase in working capital needs resulting from increased accounts receivable, finished goods inventory and accounts payable in the nine months ended September 30, 2006.

Net cash used in investing activities was US$3,216,508 in the nine months ended September 30, 2005, compared to US$1,036,564 in the nine months ended September 30, 2006, amounting to a decrease of US$2,179,944 or 68%. Our scheduled investment in fixed assets required less financial outlay in the nine months ended September 30, 2006 than in the nine months ended September 30, 2005.

Net cash used in financing activities of US$560,395 in the nine months ended September 30, 2005 was related to repayment of short term loans from local Chinese banks and credit union and repayment of related party loans. Net cash provided by financing activities of US$226,996 in the nine months ended September 30, 2006 was related to the increase in common stock issuance and paid-in capital of US$2,337,217, increase in related party loans of US$168,759 from Mr. Yiqing Wan and Ms. Xu Wei, who are husband and wife, and a related company, Hubei Benda Science & Technology Co., Ltd. and increase in shareholder loan of US$54,709, offset by payment of acquisition price payable of US$2,298,434 and repayment of short term loans of US$35,255 from local Chinese banks and credit union.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months. In 2006, we intend to continue to work to expand our product lines and product mix, as well as our product distribution throughout China. We plan to use our working capital for such purposes but we expect any additional financing would expedite our new product development process. In addition, a new entity Beijing Shusai Pharyngitis Research Co., Ltd was incorporated in Beijing, PRC on June 15, 2006, which we own 75% equity interest. We plan to initiate advertising campaigns to promote this new business. We also plan to explore one or more acquisition targets in China which have business synergy with our existing operations.

To the extent we are successful in rolling out our advertising campaign programs, identifying any acquisition target and negotiating the terms of such acquisition, and the purchase price includes a cash component, we plan to use our working capital and the proceeds of any financing to finance such acquisition costs. Our opinion concerning our liquidity is based on current information. If this information proves to be inaccurate, or if circumstances change, we may not be able to meet our liquidity needs.

Results of Operations

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

The following tables set forth key components of our results of operations for the periods indicated for Ever Leader Holdings Limited.

	2005	2004

Revenue	$15,644,956	$14,691,405
Cost of goods sold	(10,317,922)	(9,083,789)
Gross profit	5,327,034	5,607,616
Operating expenses
Selling	(708,667)	(472,926)
General and administrative	(541,528)	(568,688)
Research and development	(12,303)	(4,833)
Total operating expenses	(1,262,498)	(1,046,447)
Operating Income	4,064,536	4,561,169
Interest expense	(124,944)	(122,102)
Other income (expense)	(209)	6,659
Income before minority interest and income taxes	3,939,383	4,445,726
Income taxes (Note 10)	-	-
Minority interest	(200,932)	(221,007)
Net income	$3,738,451	$4,224,719

Earnings per share - basic and diluted	$3,738,451	$4,224,719

Weighted average shares outstanding - basic and diluted	1	1

Net Revenue:

Net revenue increased U.S.$953,551, or 6%, from U.S.$14,691,405 in the year ended December 31, 2004 to U.S.$15,644,959 in the year ended December 31, 2005. Revenue from Benda Ebei and Yidu Benda grew by 18% and 52% to U.S.$9,373,490 and U.S.$6,028,295, respectively. This growth was driven by Benda Ebei’s increased sales of branded medicines and Yidu Benda’s increased sales of 1.2.4-triazol carboxylic acid methyl ester. Revenues increased modestly overall because higher revenues from Benda Ebei and Yidu Benda were offset by reduced revenue from Jiangling Benda, which has been temporarily closed for plant overhaul in preparation for GMP certification. The Jiangling Benda plant is expected to resume production in January 2007.

The first floor of Benda Ebei’s plant is allocated for the production of injection vials. We are in the process of expanding the second floor of Benda Ebei’s plant, which will be dedicated to the production of branded new drugs in pill, grain and capsule form. Production of these items is expected to start in January 2007 and will therefore have little impact on 2006 net revenues but is expected to boost 2007 net revenues significantly.

The rise and fall in our product sales in 2005 by subsidiary and by category were as follows:

Subsidiary	Product Category	2005	2004	Increase / (Decrease)
Benda Ebei	Medicines / injection vials	$9,373,490	$7,914,385	18%
Yidu Benda	Pharmaceutical Intermediates	$6,028,295	$3,962,143	52%
Jiangling Benda	Active Pharmaceutical Ingredients	$243,171	$2,814,877	(91%)
Total		$15,644,956	$14,691,405	0.4%

Cost of Revenue:

Cost of revenue increased U.S.$1,234,133, or 14%, from U.S.$9,083,789 in the year ended December 31, 2004 to U.S.$10,317,922 in the year ended December 31, 2005. This was primarily because our unit energy prices doubled and prices for raw materials used in medicine production increased significantly. For instance, unit prices of amino and carboxylic acids, which are used to make 1.2.4-triazol carboxylic acid methyl ester, increased 14% and 43%, respectively. Although we were able to reduce unit production costs through economies of scale resulting from higher production levels of 1.2.4-triazol carboxylic acid methyl ester and more efficient production techniques, these benefits did not fully offset the cost rises. .

Gross profit:

Gross profit decreased U.S.$280,582, or 5%, from U.S.$5,607,616 in the year ended December 31, 2004 to U.S.$5,327,034 in the year ended December 31, 2005 due to the increase in cost of revenue. Gross profit margin in the year ended December 31, 2005 was 34% versus 38% in the year ended December 31, 004 due to the increase in average price of raw materials and energy inputs during 2005.

Selling Expenses:

Selling expenses were U.S.$472,962 in the year ended December 31, 2004, compared to U.S.$708,667 in the year ended December 31, 2005. This represents an increase of U.S.$235,741, or 50%, primarily due to higher distribution and transportation costs, and costs incurred in establishing Benda’s Southern China sales office in Shenzhen in 2005 and boosting sales efforts at Benda’s Northern China sales office in Beijing, which are expected to benefit Benda’s product sales greatly in the near future.

General and Administrative Expense:

General and administrative expenses were U.S.$573,521 for the year ended December 31, 2004, compared to U.S.$553,831 for the year ended December 31, 2005. This represents a decrease of U.S.$19,690, or 3%, primarily due to the decrease of office expenses due to streamlined management and decreased bad debt expense resulting from better account management. These benefits were partially offset by higher salary and benefit expense for administrative staff in the year ended December 31, 2005.

Income from Operations:

Operating profit was U.S.$4,561,169 in the year ended December 31, 2004 and U.S.$4,064,536 in the year ended December 31, 2005. The decrease of U.S.$496,633, or 11%, was primarily the results of decreased gross profit of U.S.$280,582 and increased selling expenses of U.S.$235,741, offset by slightly decreased general and administrative expenses of U.S.$19,690.

Interest Expense:

Interest expense was U.S.$122,102 in the year ended December 31, 2004 and U.S.$124,944 in the year ended December 31, 2005. Interest expenses during these two periods were mainly incurred from various short-term loans from local Chinese banks or credit union.

Income Taxes:

Benda paid no tax in either the year ended December 31, 2004 or the year ended December 31, 2005 because Benda and its subsidiaries have enjoyed periods of income tax exemption, based on national favorable tax polices, as a Sino-foreign equity joint venture enterprise and, based on municipal tax policies, as entities making cross-municipal border investments. Management expects that some of these exemption periods will expire in November 25, 2007, after which Benda can be expected to be subject an average 16.5% tax rate. The remaining tax holidays will expire on November 25, 2010, thereafter all Benda’s operating companies will be subject to the regular 33% tax rate on corporate profits.

Minority Interest:

Minority interest accounted for 5% of net profit after income taxes of Benda Ebei, Jiangling Benda, and Yidu Benda for the years ended December 31, 2005 and 2004.

Net Income:

Net income was U.S.$4,224,719 in the year ended December 31, 2004, compared to U.S.$3,738,451 in the year ended December 31, 2005, an increase of U.S.$486,268, or 12%, mainly due to decreased income from operations of U.S.$496,633 in the year ended December 31, 2005.

Liquidity and Capital Resources

Net cash provided by operating activities was U.S. $4,515,407 in the year ended December 31, 2005, compared to U.S.$3,637,318 in the year ended December 31, 2004, amounting to an increase of U.S.$878,089, or 24%. This was primarily due to a reduction in working capital needs resulting from reduced packaging material and finished goods inventory in the year ended December 31, 2005.

Net cash used in investing activities was U.S.$4,258,187 in the year ended December 31, 2005, compared to U.S.$5,610,546 in the year ended December 31, 2004, amounting to a decrease of U.S.$1,352,359, or 24%. Our scheduled investment in fixed assets required less financial outlay in 2005 than in 2004.

Net cash used in financing activities of U.S.$569,552 in the year ended December 31, 2005 was related to repayment of net short term loans of U.S.$20,262 to local Chinese banks and credit union, and repayment of net long term related party loans of U.S.$549,290 to two Company executives Mr. Yiqing Wan and Ms. Wei Xu, who are husband and wife, and a related company, Hubei Benda Science & Technology Co., Ltd, which was owned by Mr. Yiqing Wan and Ms. Wei Xu. Net cash provided by financing activities of U.S.$2,472,158 in the year ended December 31, 2004 was related to net short term loans of U.S.$297,674 from local Chinese banks and credit union, and net long term related party loans of U.S.$2,174,484 from Mr. Yiqing Wan and Ms. Wei Xu, who are husband and wife, and a related company, Hubei Benda Science & Technology Co., Ltd.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months. In 2006, we intend to continue to work to expand our product lines and product mix, as well as our product distribution throughout PRC. We plan to use our working capital for such purposes but we expect any additional financing would expedite our new product development process. In addition, on June 15, 2006, we incorporated in Beijing, PRC a new entity Beijing Pharyngitis Killer Research Co., Ltd., which we own 75% equity interest. We plan to initiate advertising campaigns to promote this new business. We also plan to explore one or more acquisition targets in China which have business synergy with our existing operations.

To the extent we are successful in rolling out our advertising campaign programs, identifying any acquisition target and negotiating the terms of such acquisition, and the purchase price includes a cash component, we plan to use our working capital and the proceeds of any financing to finance such acquisition costs. Our opinion concerning our liquidity is based on current information. If this information proves to be inaccurate, or if circumstances change, we may not be able to meet our liquidity needs.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of December 31, 2005, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
	In Thousands
Contractual Obligations:
Bank Indebtedness	$1,970,984	$1,363,564	$607,420	—	—
Other Indebtedness	$2,077,277	—	—	—	$2,077,277
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	—	—	—	—	—
Purchase Obligations	—	—	—	—	—
Total Contractual Obligations:	$4,048,261	$1,363,564	$607,420	—	$2,077,277

Bank indebtedness consists of secured and unsecured loans which were used primarily to fund construction in progress projects and for general working capital purposes. These loans carry annual interest rates ranging from 5.3% to 9.3% with original maturity dates ranging from 6 months to 18 months. Each of these loans are considered term loans and are not revolving or renewable. Each of these loans are unsecured, except for $607,420, which is secured by $1,187,577 of buildings and equipment.

Other indebtedness consists of loans from related parties, Hubei Benda Science and Technology Development Co., Ltd. ($1,207,435) and Wei Xu ($869,842), which are unsecured, non-interest bearing, not convertible into equity, and are due on December 31, 2012. Proceeds from these loans were used primarily for general working capital purposes.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

2006 - 2007 Outlook

During the remainder of 2006 and in 2007, our goal is to increase sales of our traditional products and at the same time introduce new products into the market place from our development pipeline. We hope to accelerate the market introduction of promising drugs such as Pharyngitis Killer Therapy, Qiweiben, and Yanlong Anti-Cancer Oral Liquid. We expect neither to increase our workforce significantly during the 2006-2007 period, nor to invest significant further sums in plant construction or equipment.

PLAN OF OPERATIONS

Our growth potential will be largely driven by our launch of three innovative and proprietary Chinese medicines, recently added to our product line: Pharyngitis Killer (anti-respiratory infection treatment), Qiweiben Capsule (diabetes) and Yanlong Anti-Cancer Oral Liquid.

In addition to these three products, we currently produce and sell 81 types of medicines certified by the SFDA, three types of APIs, and five types of bulk chemicals. Several additional products are in development, at various stages. Our wide range of certified medicines, APIs and bulk chemicals have historically, and will continue to provide us with steady growth in revenues and profits.

Our focus is on identifying, discovering, developing, producing and selling our products in the high-growth Chinese domestic market. The PRC’s overall demand for pharmaceuticals has been growing at a rate of 12-15% annually. It is predicted that by 2010, the PRC will become the fifth largest pharmaceutical market, after the United States, Japan, Germany, and France. Additionally, with the reform of the PRC’s medical system and the opening of the pharmaceutical retail market after the PRC’s entry into the World Trade Organization, the demand for imported pharmaceuticals will most likely decrease, benefiting lower priced domestic or Sino-foreign joint venture made medicines.

Our long-term strategy is not limited, however, to the Chinese domestic market. To seize global market opportunities as they may arise, we have made significant investments in refitting our manufacturing systems to comply with GMP standards. By the end of 2006, two of our three manufacturing facilities (for the production of medicines and pharmaceuticals) are expected to be GMP compliant. The Yidu Benda facilities, which manufacture bulk chemicals, are not subject to GMP compliance. Further, we are working with experts to make our processes for the production of certain APIs and bulk chemicals meet the U.S. FDA standards.

We have demonstrated some initial success to date in exporting our products and increasing our international exposure indirectly. This year, both Roche Pharmaceuticals and Pfizer Inc. placed orders with one of our customers, Star Lake Bioscience Co., Ltd. (“Star Lake”), for our APIs. Star Lake, which is located in Zaoqing City, Guangdong province, is the only drug manufacturer in the PRC to receive U.S. FDA approval to export its medicine to the U.S. We have an established business relationship with Star Lake since 2003. We are presently undergoing the FDA certification process for one of our APIs, which is used to manufacture drugs to alleviate SARS and SARS-like diseases. We plan to begin exporting this product to the U.S. in 2007.

Our funding from this offering will be used to launch our new products, expand our production capacity, improve existing facilities and strengthen our marketing efforts. Our goal is that the funds raised in this offering will allow us to position ourselves as an emerging leader in the rapidly growing Chinese pharmaceutical market, while offering investors a compelling investment opportunity, due to:

•	World-class equipment and facilities, quality control and record-keeping systems;
•	At least three highly effective and proprietary drugs with significant market potential, ready to enter the market in late 2006 and 2007;
•	A solid foothold in the market for off-patent, branded medicines in the PRC;
•	Significant manufacturing capacity and careful plans for further expansion;
•	An experienced and highly-qualified management team;
•	Strategic relationships with leading scientists and experts;
•	An extensive sales network, established brand recognition and reputation in the industry.

Related Party Transactions

For a description of our related party transactions see the section of the Current Report entitled “Certain Relationships and Related Transactions.”

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At September 30, 2006, we had approximately $654,839 in cash and cash equivalents. A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. The majority of our revenues derived and expenses and liabilities incurred are in Renminbi (the currency of the PRC). Thus, our revenues and operating results may be impacted by exchange rate fluctuations in the currency of Renminbi. We have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. However, we may choose to do so in the future. We may not be able to do this successfully. Accordingly, we may experience economic losses and negative impacts on earnings and equity as a result of foreign exchange rate fluctuations. The effect of foreign exchange rate fluctuation during the year ended December 31, 2005 was not material to us.

DESCRIPTION OF PROPERTY

Production Facilities and Equipment

Locations

Our head office is located in Wuhan, the capital city of Hubei Province. Wuhan is the biggest hub city in Central China. Divided by the Yangtze River, Wuhan has come to be known as the Three Towns of Wuhan, with Hankou and Hanyang on the west bank, and Wuchang on the east. Hubei borders with Henan to the north, Anhui to the east, Jiangxi to the southeast, Hunan to the south, Chongqing to the west, and Shanxi to the northwest. The high-profile Three Gorges Dam is located in Yichang, in western Hubei. Hubei's economy ranks 10th in the country and its GDP in 2004, adjusted for purchasing power parity, was approximately 330 billion RMB ($4,600 per capita).

Addresses of Benda Offices and Plants

Address	Function	Size
Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd., Changjiang Tower, 23 Floor, 1 Minquan Road, Wuhan, Hubei Province, PRC	Headquarters/ administration office	5,705 sq feet (Leased)
Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. Shanlihe,Yingshan District, Guangshui City, Hubei Province, PRC	GMP certified injection vial production plant	121,110 sq feet
Jiangling Benda Pharmaceuticals Co., Ltd., 84 South Street, Tanqiao Town, Jiangling County, Hubei Province, PRC	API production plant under renovation/ awaiting GMP certification	182,750 sq feet
Yidu Chemical Industry Co., Ltd., Chayuansi Village, Yidu City, Hubei Province, PRC	Bulk chemicals production plant	172,000 sq feet
Beijing Shusai Pharyngitis Research Co., Ltd., 6-3-601, Yangguang Xinganxian, Yiyuan, Anhuibeili, Chaoyang District, Beijing, PRC	Operating, promoting, and distributing Pharyngitis Killer	2,000 sq feet (leased) office space in Beijing

Finished Medicines - The Benda Ebei Plant

The Benda Ebei plant produces and packages Benda’s finished medicines. The plant employs about 200 personnel and has six world-class production lines for injection vials, with an annual aggregate production capacity of 800 million units. In PRC, based on management estimate, there are 197 factories with similar manufacturing facilities for injection vials. Benda Ebei’s capacity is sixth in PRC and first in Hubei province. In 2005, Benda Ebei produced 200 million units of injection vials, equivalent to 25% capacity, leaving substantial excess capacity for future growth. The production processes and equipment at Benda Ebei meets international quality and control standards and have been GMP certified by the SFDA since November 2003.

Benda Ebei’s plant will produce lozenges, capsules, granules, oral liquid and pills. Benda Ebei plans to invest approximately $5.6 million ($2 million has already been invested) on its oral medicine production facilities. To date, we have already begun renovation of the upper floor of the Benda Ebei plant, and paid the initial deposits for the equipment necessary for this expansion. We expect to complete the equipment payment balance using the proceeds anticipated from this offering by the end of 2006 and begin production of oral liquid medicines in December 2006. The Yanlong Anti-cancer Oral Liquid, Qiweiben Capsule will be produced in this section of the plant.

Active Pharmaceutical Ingredients - The Jiangling Benda Plant

We manufacture APIs at our Jiangling Benda plant. We closed the plant in July 2004 in order to renovate the buildings, equipment and processes and secure GMP certification by the SFDA. Upon completion, the new plant will be comprised of three large facilities on a total land area of 68 acres. The total expense of these renovations will be approximately $3 million. All the equipment has been ordered. We expect to complete construction by April 2007 and resume production by May 2007.

Bulk chemicals - The Yidu Benda Plant

The Yidu Benda plant has four chemical production facilities which produce Benda’s three bulk chemicals and a small quantity of nitrogen acid, which is primarily used by the food industry. The Yidu Benda facility has 165 employees and has capacity to produce 500 tons of bulk chemicals per year. Yidu Benda operated at half capacity in 2005 but is currently operating at full capacity due to a surge in demand. We believe demand growth in the near term justifies expanding the capacity of the Yidu plant to 700 tons per year in 2007.

Yidu Benda's production costs fluctuate significantly because raw material input prices are highly volatile. We eventually pass cost increases onto the consumer, but our profit margins may suffer temporarily until we can do so.

MANAGEMENT

Appointment of New Directors

In connection with the Exchange Agreement, we appointed five new directors to our board and hired six new officers. Furthermore, concurrent with the closing of the Exchange Agreement, Mr. Kevin R. Keating, our former President, Treasurer, Secretary, and sole Director, resigned from these positions.

Within 90 days of Closing, we will hire an English and Mandarin bilingual CFO who is experienced or knowledgeable about U.S. GAAP and public company responsibilities.

 The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Yiqing Wan (1)	45	Chairman, Chief Executive Officer, and Vice President
Wei Xu	44	Vice President of Operations
Hui Long	46	Vice President of Technology
Daping Gu	59	Vice President of Marketing
Ruilu Song	64	Vice President and Director
Jingbo Wu	45	Vice President and Director
Huilian Song	43	Director
John Micek, III	54	Director

(1)
On November 10, 2006, Yiquing Wan was appointed as Vice President. At Closing, Mr. Wan was appointed as Chief Executive Officer and Chairman. Mr. Wan expects to resign his position as Vice President shortly following the Closing.

Mr. Yiqing Wan, Chairman, Chief Executive Officer, and Vice President

Mr. Wan will be appointed as Chairman and Chief Executive Officer upon Closing. Before founding Benda Ebei, Mr. Wan was Chairman of Zhanjiang Jinhui Pharmaceutical Corp. (from 1995 to 1998), Chairman of Shandong Jinhai Real Estate Development Co. (from 1992 to 1995), Manager of Hainan Pharmaceutical Co. Ltd Guangzhou Division (from 1990 to 1992), and Director of Yichang No.4 Drug Plant (from 1982 to 1990). Mr. Wan has held a range of operational and executive positions in a number of pharmaceutical enterprises for more than two decades and has developed significant management experience in production planning and implementation and in product marketing. Mr. Wan earned B.S. degree in Biological Engineering from Sanxia University in 1982.

Ms. Wei Xu, Vice President of Operations

Ms. Xu will be appointed as Vice President of Operations upon Closing. Ms. Xu has over 20 years of experience in the medical industry and in public relations with Chinese government departments and organizations. From 2002 to present, she served as Chairperson of a related company, Hubei Benda Science and Technology Co., Ltd. Prior to such time, she was General Manager at the Zhanjiang Jinhui Pharmaceutical Co., Ltd (from 1995 to 1998) and Manager at the Hainan Pharmaceutical Co., Ltd., Guangzhou Division (from 1991 to 1995). Ms. Xu holds an M.B.A. from Beijing University. She received her certificate of completion of Master courses in General Medicines from Peking University in 2005.

Mr. Hui Long, Vice President of Technology

Mr. Long will be appointed as Vice President of Technology upon Closing. Mr. Long has held senior technical and production management positions with pharmaceutical enterprises for approximately 20 years. He was formerly the Chief of Technical Division of Sanxia Pharmaceutical Co., Ltd and the deputy general manager of Zhanjiang Jinhui Pharmaceuticals Co. Ltd. Mr. Long earned a B.S. in Biological Engineering from Sanxia University in 1982 and an M.S. in Biological Engineering from Sanxia University in 1988.

Mr. Daping Gu, Vice President of Marketing

Mr. Gu will be appointed as Vice President of Marketing upon Closing. Mr. Gu became the general director of Hubei Yidu Benda Chemical Co., Ltd in 2002. He was formerly the supply and marketing section chief of Wuhan Medicine Supply Co., Ltd. (from 1981 to 1984), the vice general manager of Hubei Medicine Supply Co., Ltd. (from 1984 to 1996), and the general manager of Hubei Pharmaceutical Co. Ltd. (from 1996 to 2002). Mr. Gu brings 25 years of experience in marketing medical products. He earned a B.A. in Business Administration from Hubei University in 1987.

Mr. Ruilu Song, Vice President and Director

Mr. Song will be appointed as Vice President and Director upon Closing. Mr. Song became the General Manager of Ebei Pharmaceutical Corp. in 1999. He was also the general manager of Wuhan Technologies Trust and Investment Co. (from 1995 to 1999) and the director of Hubei Province Science Committee Financial Division. (from 1985 to 1995). Mr. Song received B.S. in organic chemical synthesis from Beijing Chemical University in 1966 and was granted senior engineer qualification of technology management in 1993.

Mr. Jingbo Wu, Vice President and Director

Mr. Wu will be appointed as Vice President and Director upon Closing. Prior to this position, he was the deputy general manager of Ebei Pharmaceutical Corp. (from 2000 to 2001) and the deputy general manager of Zhejiang Jinhui Pharmaceutical Co. Ltd. (from 1999 to 2000). Mr. Wu received his certification of graduation in Business Administration from Wuhan University in 1995.

Ms. Huilian Song, Director

Ms. Song will be appointed as Director upon Closing. Ms. Song attended undergraduate classes at Xiangfan University from 1984 to 1988. From 1989 to 1991, she studied ESL and Computer courses at the City College of the City University of New York. Since January 2003, Ms. Song has served as a director and Vice President of China Hi-Tech Fund, a venture capital firm based in Shenzhen, PRC. Her responsibilities are administration and human resources.

From 1999 to 2003, Ms. Song worked as computer technician in Fabrikant & Son Corp., a jewelry company based in New York City. From 1994 to 1999, she worked as an order processor and office clerk for Welland International, Inc., an importer and wholesaler of footwear and leather goods, based in New York City. From 1988 to 1989, she was a history teacher in Xiangfan Police Academy.

Mr. John Micek, III, Director

John Micek III is Managing Director of Silicon Prairie Partners, LP, a Palo Alto, California-based family-owned venture fund. Before founding Silicon Prairie Partners, John was President of JAL, Inc., a family-owned group of insurance-related companies in Omaha, Nebraska, which markets and services financial products nationwide to financial institutions and credit unions. John is a member of the Boards of several technology-based companies including UTEK (a university technology transfer company) and Enova Systems (enabling technology for fuel cell and distributed power management). He is a cum laude graduate of Santa Clara University, and the University of San Francisco School of Law, where he was Senior Articles Editor of the Law Review. He is a practicing California attorney specializing in financial services.

The Employment Contracts we have entered into with these Individuals are more fully described in Section 5.02(e). The information therein is hereby incorporated in this section by reference.

Family Relationships

Mr. Yiqing Wan and Ms. Wei Xu are married. There are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

Special Advisory Committees on the Board of Directors

We will appoint the follow special advisory committees with membership as follows:

Investment Committee

•	Zhipeng Wang, Vice President, Wuhan Union Hospital
•	Guohua He, Professor and tutor of doctoral graduate students, Business School, Wuhan University
•	Nongbao Xi, former Senior Engineer, Hubei Provincial SFDA

The Science and Technology Special Committee

•	Weiqun Yan, chief scientist, the Dean of College of Medicine, Jilin University,
•	Bing Hu, Professor and Lab Director, College of Biotech and Chemistry, Sanxia University
•	Qiang Xi, Tutor of doctoral graduate students, Wuhan Chemistry University

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

APPLIED SPECTRUM EXECUTIVE COMPENSATION SUMMARY

The following Executive Compensation Chart highlights the compensation for our executive officers. No other executive officers received salary and bonus in excess of $100,000 for the prior three fiscal years.

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	All Other Compensation ($)
Mark R. Littell (former CEO and President) (1)	2005 2004 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Kevin R. Keating (former President, Secretary and Treasurer) (2)	2006 2005 2004	$0 $0 $0	$0 $0 $0	$0 $0 $0	100,000 shares (4) N/A N/A	N/A N/A N/A	N/A N/A N/A	$0 N/A N/A
Yiqing Wan, CEO (5)	2006	$150,000	$0	$0	N/A	N/A	N/A	N/A
Wei Xu, Vice President (5)	2006	$120,000	$0	$0	N/A	N/A	N/A	N/A
Hui Long, Vice President (5)	2006	$100,000	$0	$0	N/A	N/A	N/A	N/A
Daping Gu, Vice President (5)	2006	$100,000	$0	$0	N/A	N/A	N/A	N/A
Ruilu Song, Vice President (5)	2006	$100,000	$0	$0	N/A	N/A	N/A	N/A
Jingbo Wu, Vice President (5)	2006	$100,000	$0	$0	N/A	N/A	N/A	N/A

(1)	Mark R. Littell resigned as our Chairman, Chief Executive Officer, President and Chief Financial Officer on December 30, 2005.

(2)	Kevin R. Keating was appointed as our President, Secretary, Treasurer and Director on December 30, 2005.

(3)
Effective January 1, 2006, we entered into a contract with Vero Management, L.L.C. ("Vero") for managerial and administrative services. Vero has not been engaged to provide, and Vero does not render, legal, accounting, auditing, investment banking or capital formation services. Kevin R. Keating, our former officer and director, is the manager of Vero. The term of the contract is for one year, but the contract may be terminated at any time by any party. In consideration of the services provided, Vero is paid $2,500 for each month in which services are rendered. A total of $1,500 was included in general and administrative expenses relating to this agreement for the six month period ended June 30, 2006.

(4)	On January 4, 2006, we issued 100,000 shares of our common stock to Kevin R. Keating for services rendered to us valued at $5,000, or $0.05 per share.

(5)
As of the Closing, we will execute employment agreements with each of our executive officers. The employment agreements will be for terms of three years, except for Yiqing Wan, whose term will be five years. The employment agreements will provide for annual salaries and annual bonuses in amounts not less than the amounts set forth in the table above.

BENDA EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table sets forth all cash compensation paid by Benda Ebei, for last fiscal year, specifically, the year ending December 31, 2005. The table below sets for the positions for each person at Benda Ebei. All amounts are in USD.

Name/Principal Position	Year	Salary (Cash & Non-Cash)	Bonus
Mr. Yiqing Wan, Chairman of the Board of Directors and Chief Executive Officer	2005	$8,777	$5,851
Ms. Wei Xu, Vice President of Operations	2005	$8,777	$5,851
Mr. Hui Long, Vice President of Technology	2005	$5,266	$2,048
Mr. Daping Gu, Vice President of Marketing	2005	$5,266	$2,048
Mr. Ruilu Song, Vice President and Director	2005	$5,266	$2,048
Mr. Jingbo Wu, Vice President and Director	2005	$5,266	$2,048

Option Grants

We do not maintain any equity incentive or stock option plan. Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.

Employment Contracts

As of the Closing, we executed employment agreements with each of our executive officers, specifically, Yiqing Wan, our Chief Executive Officer; Wei Xu, our Vice President of Operations; Hui Long, our Vice President of Technology; Daping Gu, our Vice President of Marketing; Ruilu Song, our Vice President and Jingbo Wu, our Vice President. The employment agreements are for terms of three years, except for Yiqing Wan, whose term is for five years. The employment agreements provide for annual salaries and annual bonuses in amounts as set forth in the table above entitled “Applied Spectrum Executive Compensation Summary.”

PRINCIPAL STOCKHOLDERS

Pre-Closing

The following table sets forth certain information regarding our common stock beneficially owned on November 15, 2006, prior to the closing, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control. At November 14, 2006, 5,354,091 shares of our common stock were outstanding immediately prior to the Closing Date.

Name	Number of Shares Beneficially Owned		Percent of Shares
Kevin R. Keating 936A Beachland Boulevard, Suite 13 Vero Beach, Florida 32963	100,000	(1)	1.2%
KI Equity Partners III, LLC c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111	4,481,302	(2)	83.7%
All Executive Officers and Directors as a group	100,000		1.2%

(1)
Kevin R. Keating is not affiliated with and has no equity interest in KI Equity Partners III, LLC (“KI Equity”) and disclaims any beneficial interest in the shares of our common stock owned by KI Equity.

(2)
Timothy J. Keating is the manager of KI Equity and exercises sole voting and investment control over such shares. KI Equity is not owned by or affiliated with Kevin R. Keating and disclaims any beneficial interest in the shares of our common stock owned by Kevin R. Keating.

Post-Closing

The following table sets forth certain information regarding common stock beneficially owned on November 15, 2006, after the closing, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, to reflect the closing of the Exchange, and the issuance of Common Shares issued to Investors under the Financing based on gross proceeds of $12,000,000 and the exercise of the Warrants.

Assuming the exercise of the Investor and Agent Warrants, as of November 15, 2006, we have 125,522,342 shares of common stock outstanding.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Beneficial Ownership (5)	Amount of Beneficial Ownership After Offering(6)	Percent of Beneficial Ownership After Offering(6)
XIA Pharmaceutical Inc. (1)	46,187,136 (3)	65.05%	46,187,136	36.80%
Moveup Investments Limited (4)	4,230,865	5.96%	4,230,865	3.37%
Hui Long (1)	0	0	0	0
Daping Gu (1)	0	0	0	0
Ruilu Song (1)	0	0	0	0
Jingbo Wu (1)	0	0	0	0
Huilian Song (1)	0	0	0	0

KI Equity Partners III, LLC (2) c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111-2739	4,481,302	6.31%	4,481,302	3.57%
All Executive Officers and Directors as a group (7 persons)	46,187,136	65.05%	46,187,136	36.80%

(1)	Address is c/o Changjiang Tower, 23rd Floor, No. 1 Minquan Road, Wuhan, Hubei Province, PRC.
(2)
KI Equity has agreed to vote its shares of our Common Stock to (i) elect a person designated by KI Equity from time to time (the “KI Equity Designate”) to our board for a period of one year following the Closing; and (ii) elect such other persons that may be designated by Yiqing Wan as the management director and KI Equity Designate from time to time to fill any vacant position on the board of directors (other than the KI Equity Designate).

(3)	Yiqing Wan and Wei Xu each have a 50% equity ownership in XIA Pharmaceutical Inc. They are both our executive officers and Yiqing Wan is a director. In addition, they are husband and wife.
(4)	Shaoping Lu is the beneficial owner of Moveup Investments Limited.
(5)	Based on 71,002,646 shares issued and outstanding as of the Closing of the Exchange Agreement.
(6)	Assumes exercise of the Warrants and Agent Warrants. Based on 125,522,342 shares issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Applied Spectrum

Kevin R. Keating

Keating Securities, LLC (the “Placement Agent”) acted as placement agent in connection with the Financing. For their services, the Placement Agent received a commission equal to 7.5% of the gross proceeds or approximately $900,000 from the offering and a non-accountable expense allowance equal to 1.5% of the gross proceeds or approximately $180,000. In addition, the Placement Agent received, for nominal consideration, five-year warrants to purchase 2,596,176 shares of our common stock, or 10% of the number of shares of Common Stock sold in the offering, at an exercise price of $0.555 (“Placement Agent Warrants”). We also paid for the out-of-pocket expenses incurred by the Placement Agent and all purchasers in the amount of approximately $100,000. As additional compensation for the Placement Agent's services, we will also pay the Placement Agent the Warrant Solicitation Fee with respect to the exercise, in whole or in part, of any Warrant equal to 3.0% of the total exercise price of the Common Stock issued in such exercise of such Warrant. Such cash Warrant Solicitation Fees shall be paid to the Placement Agent, in immediately available funds, within three (3) business days following receipt, directly or indirectly, by us, of any cash or other proceeds from the exercise of such Warrant.

At or prior to the Closing, pursuant to the terms of the Exchange Agreement, we will enter into a certain financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities will be compensated by us for its advisory services rendered to us in connection with the Exchange Agreement. The transaction advisory fee will be $395,000. This fee shall be paid upon the Closing of the Exchange Agreement.

Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity, which is our majority stockholder. Keating Investments, LLC is also the managing member and 100% owner of Keating Securities, LLC, a registered broker-dealer. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KI Equity, or Keating Securities, LLC and disclaims any beneficial interest in the shares of our common stock owned by KI Equity. Similarly, Keating Investments, LLC, KI Equity and Keating Securities, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating.

Effective January 1, 2006, we entered into a contract with Vero Management, L.L.C. ("Vero") for managerial and administrative services. Vero has not been engaged to provide, and Vero does not render, legal, accounting, auditing, investment banking or capital formation services. Kevin R. Keating, our former officer and director, is the manager of Vero. The term of the contract is for one year, but the contract may be terminated at any time. In consideration of the services provided, Vero is paid $2,500 for each month in which services are rendered.

Mark R. Littell and Norwood

In connection with the Purchase Agreement, Mark R. Littell and Norwood entered into an agreement releasing Applied from any and all claims they have against us.

During 2006, Norwood paid an accrued legal expense on behalf of Applied in the amount of $1,568, which was recorded as additional paid-in capital.

In connection with the Purchase Agreement, we paid Norwood approximately $18,936 for consulting services rendered by it to Applied Spectrum.

Other than the above transactions or otherwise set forth in this Information Statement or in any reports filed by us with the SEC, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of its common stock, or family members of such persons. We are not a subsidiary of any company.

Benda

Advances from Related Parties

Advances to related parties at September 30, 2006 and December 31, 2005 are comprised as follows:

	September 30,	December 31,
	2006	2005

Yiqing Wan	$-	$207,333

The above advance bears no interest and is due December 31, 2012. With effective from September 30, 2006, Wan and Xu agreed to contra their advances. At September 30, 2006, advance to Wan of $211,610 was offsetting against loans from Xu.

Loans from related parties at September 30, 2006 and December 31, 2005 are comprised as follows:

	September 30,	December 31,
	2006	2005
Current debt:
Hubei Benda Science and Technology Development Co., Ltd.	$129,437	-

Long-term debt:
Hubei Benda Science and Technology Development Co., Ltd.	$1,119,279	$1,207,435
Wei Xu	789,987	662,509
Total	$1,909,266	$1,869,944

The above loans are unsecured, non-interest bearing and are not convertible into equity. Long-term debts are due on December 31, 2012. Proceeds from the above loans were used primarily for general working capital purposes.

Reorganization Related Transactions

Ever Leader was incorporated in Hong Kong on October 29, 2005 for the purpose of functioning as an off-shore holding company to obtain ownership interests in various Benda entities that were previously owned, either directly or indirectly, by Wan and Xu. Ms. Mo Mo Hon (“Hon”), a Hong Kong SAR resident, is the sole registered shareholder of Ever Leader, holding the single issued and outstanding share of Ever Leader in trust for Xu.

Pursuant to three separate Equity Transfer Agreements entered into in November of 2005 among Ever Leader, Benda Science, Xu, and Wan, Ever Leader obtained a 95% ownership interest in Benda Ebei in exchange for a commitment to pay $2,298,434 in aggregate consideration to Benda Science, Wan, and Xu. The $2,298,434 acquisition price represented 95% of the $2,419,404 of registered capital of Benda Ebei, but was not representative of the fair value of the assets acquired or liabilities assumed. Specifically, as transfers of ownership interests in PRC entities to offshore holding companies for zero or nominal consideration is prohibited by the Chinese Government (regardless of whether these PRC entities and offshore holding companies are directly or indirectly owned and controlled by the same individual or individuals), an amount equal to 95% of the value of the registered capital of Benda Ebei was established for purposes of the transfer of the 95% ownership interest in Benda Ebei (directly and indirectly 100% owned and controlled by Wan and Xu) to Ever Leader (beneficially 100% owned and controlled by Xu).

Pursuant to an Equity Transfer Agreement entered into on December 3, 2005 among Benda Ebei, Benda Science, and Wan, Benda Science transferred and assigned its 90% ownership interest in Jiangling Benda to Benda Ebei and Wan transferred and assigned a 5% ownership interest in Jiangling Benda to Benda Ebei (for zero consideration as Benda Ebei and Jiangling Benda were both directly and indirectly 100% owned and controlled by Wan and Xu).

Pursuant to a second Equity Transfer Agreement entered into on December 4, 2005 among Benda Ebei, Benda Science, and Wan, Benda Science transferred and assigned its 90% ownership interest in Yidu Benda to Benda Ebei and Wan transferred and assigned a 5% ownership interest in Yidu Benda to Benda Ebei (for zero consideration as Benda Ebei and Yidu Benda were both directly and indirectly 100% owned and controlled by Wan and Xu).

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

In July of 2006, Benda Ebei invested approximately $112,500 for a 75% ownership interest in Beijing Shusai, with the remaining 25% owned by an unrelated PRC individual. Beijing Shusai, a PRC limited liability company, was incorporated on June 15, 2006 and commenced primary operations in July 2006, operating two clinics in Beijing, PRC.

On September 5, 2006, Ever Leader increased its number of authorized shares of common stock from 10,000 to 1,000,000 and effected a 100 to 1 stock split, resulting in Hon (the original sole registered shareholder of Ever Leader holding one share in trust for Xu) receiving 99 additional shares in the Company.

On September 5, 2006, Ever Leader transferred and assigned 711,202 shares of common stock to Xia Pharmaceutical, Inc. (“XIA”), an offshore holding company incorporated in the British Virgin Islands (“BVI”) that is 100% owned and controlled by Wan and Xu.

On September 5, 2006, Ever Leader issued 288,698 shares of common stock to 19 entities (some of whom are considered related parties) at par value. Additionally, Hon transferred and assigned her ownership interest in her 100 shares of Ever Leader to one of these entities.

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:

DESCRIPTION OF SECURITIES

As of November 15, 2006, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of November 15, 2006, an aggregate of 96,964,406 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.

There are no shares of preferred stock outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Participation Rights

From the closing of th Offering until one hundred and eighty (180) trading days following the Effective Date of the Registration Rights Agreement, we have agreed to refrain from selling or offering to sell any of our equity or convertible securities. From the Trigger Date until the second anniversary of the Closing Date, if we intend to undertake an offering of its equity or convertible securities, the Investors shall have the right to participate in such offering based on the Investor’s pro rata portion of the number of Common Shares purchased in the Offering.

Buy-In Damages

If we fail to deliver to the Investor unlegended certificates within three (3) business days of receipt of all documents necessary for removal of the legend (the “Deadline Date”), then if the Investor purchases shares to deliver in satisfaction of a sale of shares that the Investor anticipated receiving from us, then we shall within three (3) business days of Investor’s request, either (1) pay cash to the Investor in the amount equal to the Investor’s total purchase price for the shares so purchased, at which point the our obligation to deliver such certificate shall terminate, or (2) promptly honor its obligation to deliver to the Investor the certificate and pay cash to the Investor in the amount equal to the excess, if any, of such purchase price over the product of (a) such number of shares of Common Stock, times (b) the closing bid price on the Deadline Date.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock. We currently have no plans to issue any shares of preferred stock.

Warrants

The Warrants to purchase Common Stock are a component of the Units. Each Unit includes Warrants to purchase 54,087 shares of our common stock. Each Warrant entitles the holder to purchase one share of our Common Stock. The Warrants will be exercisable, in whole or in part, at an exercise price equal to $0.555 per share (“Exercise Price”). The Warrants may be exercised at any time upon the election of the Investor, beginning on the date of issuance and ending of the fifth anniversary of the final closing of this Offering. If the Company should fail to issue the shares to the Investor within three business days of receipt of an exercise notice, the Investor shall be entitled to cash in an amount equal to 2.0% of the product of (A) the sum of the number of shares of common stock not issued in a timely basis and (B) the last closing trade price for such security as reported by Bloomberg on the immediately preceding trading day upon which we could have issued such shares without violating the terms of the Warrant. Additionally, if we fail to deliver to the Warrant Shares within three (3) business days of the exercise notice, then if the Investor purchases shares to deliver in satisfaction of a sale of shares that the Investor anticipated receiving from us, then we shall within three (3) business days of Investor’s request, either (1) pay cash to the Investor in the amount equal to the Investor’s total purchase price for the shares so purchased, at which point the Company’s obligation to deliver such Warrant Shares shall terminate, or (2) promptly honor its obligation to deliver to the Investor the Warrant Shares and pay cash to the Investor in the amount equal to the excess, if any, of such purchase price over the product of (a) such number of shares of Common Stock, times (b) the closing bid price on the date of exercise.

We shall not be permitted to effect the exercise of the Warrant if such exercise would cause the Investor to beneficially own in excess of 4.99% of the shares of the Company’s outstanding common stock. However, by written notice to us, the Investor may from time to time (x) increase or decrease such maximum percentage to any other percentage not in excess of 9.99% specified in such notice or (y) waive the beneficial ownership limitation altogether; provided that (i) any such increase or waiver will not be effective until the sixty-first (61st) day after such notice is delivered to us, and (ii) any such increase or decrease or waiver will apply only to the holder of the Warrant and not to any other holder of the Warrants.

The exercise price of the Warrants shall have “full ratchet” anti-dilution protection for issuances of our Common Stock, or securities exercisable for or convertible into Common Stock, at an issuance price, exercise price or conversion price of less than $0.555 per share of Common Stock, except with respect to: (i) the issuance of shares of Common Stock upon exercise of the Warrants; or (ii) the issuance of Common Stock to employees or directors pursuant to an equity incentive plan approved by the Company’s stockholders.

The Warrants will be detachable and separately transferable only during the Warrant exercise period; upon the expiration of the Warrant exercise period, the Warrants will expire and become void.

In order to exercise the Warrants, the Warrant must be surrendered at the office of the Warrant Agent prior to the expiration of the Warrant exercise period, with the form of exercise appearing with the Warrant completed and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised. Payment shall be by certified funds or cashier's check payable to “Benda Pharmaceutical, Inc.” In the case of partial exercise, the Warrant Agent will issue a new warrant to the exercising warrant holder, or assigns, evidencing the Warrants which remain unexercised. In our discretion, the Warrant Agent may designate a location other than our office for surrender of Warrants in the case of transfer or exercise.

The exercise price and number of shares of Common Stock to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization. In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.

If we shall make any dividend or other distribution of assets to holders of its common stock (a “Distribution”), then the Exercise Price shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the closing bid price of the shares of common stock on the trading day immediately preceding such record date minus the value of the Distribution applicable to one share of common stock, and (ii) the denominator shall be the closing bid price of the shares of common stock on the trading day immediately preceding such record date. Additionally, the number of shares underlying the Warrant shall be increased to a number of shares of common stock obtainable immediately prior to the close of business on the record date fixed for determining holders of shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth above. Holders of Warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the Holders be entitled to receive dividends.

If we grant, issue or sell any options, convertible securities, or other rights to purchase stock to the record holders of our common stock, then the Holder will be entitled to purchase such securities, as if the Holder had held the number of shares of common stock acquirable upon complete exercise of the Warrants..

As additional compensation for the Placement Agent's services, we will also pay the Placement Agent a Warrant Solicitation Fee with respect to the exercise, in whole or in part, of any Warrant equal to 3.0% of the total exercise price of the Common Stock issued in such exercise of such Warrant. Such cash Warrant Solicitation Fees shall be paid to the Placement Agent, in immediately available funds, within three (3) business days following receipt, directly or indirectly, by us, of any cash or other proceeds from the exercise of such Warrant.

Registration Rights with Respect to Common Stock Underlying the Warrants

We have agreed to register an amount of stock equal to 150% of the shares of Common Stock issuable in connection with the Warrants (“Underlying Common Stock”), on a registration statement to be filed by us. Such Registration Statement shall be filed on or prior to Filing Deadline and shall be declared effective by the Effectiveness Deadline. If the Registration Statement is not filed by the Filing Deadline or does not become effective by the Effectiveness Deadline or if we fail to maintain the effectiveness of the Registration Statement, for any reason, we will be required to pay Investors in cash an amount equal to 1% of the purchase price of each Unit held by Investors on such Filing Deadline, Effectiveness Deadline or the first day of such failure to maintain the Registration Period, as applicable, and for every 30 day period (or part) thereafter, in each case until cured, provided that the Registration Delay Payments shall not exceed 10% of the purchase price of the Offering. In the event that the Registration Delay Payments are not made in a timely manner, such Registration Delay Payments shall bear interest at a rate of 1.5% per month until paid in full. We shall pay the usual costs of such registration.

Except as follows, no holder of any of our currently outstanding securities has any registration rights with respect to the securities held by them: (i) 2,400,000 shares of our Common Stock held by various parties, (ii) 4,481,302 shares of our Common Stock held by KI Equity; and (iii) 423,294 shares of our Common Stock held by the principals of Anslow & Jaclin, LLP. We shall not file any other registration statement for any of our securities (other than the shares of Common Stock sold in this offering, the Underlying Common Stock and the Common Stock underlying the Agent Warrants) until such time as the Registration Statement has been filed and declared effective; provided, however, we may, subject to stockholder approval, establish an equity performance or stock option plan for the benefit of our employees and directors for up to 5% of the outstanding shares of our Common Stock and file a registration statement to register such shares on Form S-8 or a comparable form for such purpose.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, having $.001 par value per share ("Common Stock"), is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "APSP". Following the Combination, the combined Company will continue to be traded on the OTCBB, however we will request a new symbol closer in form to Benda Pharmaceutical.

The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for APSP’s common stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Common Stock

Quarter Ended	High Bid	Low Bid

September 30, 2006	$.55	$.40
June 30, 2006	$.55	$.40
March 31, 2006	$.75	$.40
December 31, 2005	$.50	$.15
September 30, 2005	$.10	$.05

Transfer Agent and Registrar

Computershare Trust Company, Inc. is currently the transfer agent and registrar for our Common Stock. Its address is 350 Indiana Street, Suite 800, Golden, Colorado 80401. Its phone number is (303) 262-0600.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from Ebei, Jiangling, Yudi or Shusai. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

LEGAL PROCEEDINGS

Neither we, nor any of our controlled affiliates, namely Ever Leader, Benda Ebei, Jiangling Benda, Yidu Benda or Beijing Shusai are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Please see Item 4.01 on Form 8-K filed with the SEC on November 13, 2006. The information therein is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on November 15, 2006, we issued 64,942,360 shares of our Common Stock to the Ever Leader shareholders in exchange for 100% of the outstanding shares of Ever Leader Holdings Limited. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of Benda which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Ever Leader Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Pursuant to the Financing, on November 15, 2006, we issued 480 Units to the Investors, with each Unit consisting of 54,087 shares of our Common Stock and a Warrant to purchase 54,087 shares of our Common Stock at an exercise price of $0.555 per share, in exchange for gross proceeds of $12,000,000 (less expenses including placement agent fees and non-accountable expenses) that the Company received pursuant to Subscription Agreements entered into with the Investors. Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Regulation D and Section 4(2) of the Securities Act. We made this determination based on the representations of Benda, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Benda understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

 Pursuant to the Financing, on November 15, 2006, we issued to the Placement Agent five year warrants to purchase 2,596,176 shares of our Common Stock at an exercise price of $0.555 per share. Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. We made this determination based on the representations of the Placement Agent, which included, in pertinent part, that such Placement Agent was an "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that the Placement Agent was acquiring our common stock for investment purposes for its own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Placement Agent understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on November 15, 2006, we issued 64,942,360 shares of our Common Stock to the Ever Leader Shareholders in exchange for the transfer of 100% of the outstanding shares of Ever Leader’s capital stock by the Ever Leader Shareholders to us. As such, immediately following the Exchange and Financing transactions, the Ever Leader Shareholders held approximately 67% of the total combined voting power of all classes of APSP’s outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated November 15, 2006, Kevin R. Keating resigned as a member of our board of directors, and as our President, Treasurer, and Secretary. Further, effective November 15, 2006, Yiqing Wan, Ruili Song, Jingbo Wu, Huilian Song, and John Micek, III (the “New APSP Directors”) were appointed as members of our board of directors. Finally, effective November 15, 2006, our Directors appointed Yiqing Wan as our President and Chief Executive Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective November 15, 2006, Kevin R. Keating resigned as a member of our board of directors. There were no disagreements between Mr. Keating and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective November 15, 2006, Kevin R. Keating resigned as our President, Treasurer, and Secretary.

(c)   Appointment of Directors

Effective November 15, 2006, the following persons were appointed as members of the Board of Directors:

NAME	AGE	POSITION
Yiqing Wan	45	Chairman, Chief Executive Officer, and Vice President
Ruilu Song	64	Vice President and Director
Jingbo Wu	45	Vice President and Director
Huilian Song	43	Director
John Micek, III	54	Director

The business background descriptions of the newly appointed directors are as follows:

Yiqing Wan, Chairman, Chief Executive Officer, and Vice President. Mr. Wan became our Chairman and Chief Executive Officer upon Closing. Before founding Benda Ebei, Mr. Wan was Chairman of Zhanjiang Jinhui Pharmaceutical Corp. (from 1995 to 1998), Chairman of Shandong Jinhai Real Estate Development Co. (from 1992 to 1995), Manager of Hainan Pharmaceutical Co. Ltd Guangzhou Division (from 1990 to 1992), and Director of Yichang No.4 Drug Plant (from 1982 to 1990). Mr. Wan has held a range of operational and executive positions in a number of pharmaceutical enterprises for more than two decades and developed significant management experience in production planning and implementation and in product marketing. Mr. Wan earned B.S. degree in Biological Engineering from Sanxia University in 1982.

Ruilu Song, Director, Vice President. Mr. Song became our Director, and Vice President upon Closing. Mr. Song became the General Manager of Ebei Pharmaceutical Corp. in 1999. He was also the general manager of Wuhan Technologies Trust and Investment Co. (from 1995 to 1999) and the director of Hubei Province Science Committee Financial Division. (from 1985 to 1995). Mr. Song received B.S. in organic chemical synthesis from Beijing Chemical University in 1966 and was granted senior engineer qualification of technology management in 1993.

Jingbo Wu, Director, Vice President. Mr. Wu became our Director and Vice President upon Closing. Prior to this position, he was the deputy general manager of Ebei Pharmaceutical Corp. (from 2000 to 2001) and the deputy general manager of Zhejiang Jinhui Pharmaceutical Co. Ltd. (from 1999 to 2000). Mr. Wu received certification of graduation in Business Administration from Wuhan University in 1995.

Huilian Song, Director. Ms. Huilian Song, a US citizen, became our Director upon Closing. Ms. Song received her undergraduate education from Xiangfan University from 1984 to 1988. From 1989 to 1991, she studied ESL and Computer courses in City College of the City University of New York. Starting from January 2003, Ms. Song has been serving as a director and Vice President of China Hi-Tech Fund, a VC firm based in Shenzhen, PRC. Her responsibilities are administration and human resources.

From 1999 to 2003, Ms. Song worked as computer technician in Fabrikant & Son Corp., a jewelry company based in New York City. From 1994 to 1999, she worked as order processor and office clerk for Welland International, Inc., an importer and wholesaler of footwear and leather goods, based in New York City. From 1988 to 1989, she was a history teacher in Xiangfan Police Academy.

John Micek, III, Director. John Micek III is Managing Director of Silicon Prairie Partners, LP, a Palo Alto, California-based family-owned venture fund. Before founding Silicon Prairie Partners, John was President of JAL, Inc., a family-owned group of insurance-related companies in Omaha, Nebraska, which markets and services financial products nationwide to financial institutions and credit unions. John is a member of the Boards of several technology-based companies including UTEK (a university technology transfer company) and Enova Systems (enabling technology for fuel cell and distributed power management). He is a cum laude graduate of Santa Clara University, and the University of San Francisco School of Law, where he was Senior Articles Editor of the Law Review. He is a practicing California attorney specializing in financial services.

 Family Relationships

Mr. Wan Yiqing, our Chairman, Chief Executive Officer, and Vice President, and Ms. Xu Wei, Vice President of Operations, are married. There are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

(d) Appointment of Officers

Effective November 15, 2006, the newly appointed directors described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Yiqing Wan (1)	45	Chairman, Chief Executive Officer, and Vice President
Wei Xu	44	Vice President of Operations
Hui Long	46	Vice President of Technology
Daping Gu	59	Vice President of Marketing
Ruilu Song	64	Vice President and Director
Jingbo Wu	45	Vice President and Director

(1)
On November 10, 2006, Yiquing Wan was appointed as Vice President. At Closing, Mr. Wan was appointed as Chief Executive Officer and Chairman. Mr. Wan expects to resign his position as Vice President shortly following the Closing.

Mr. Yiqing Wan, Chairman, Chief Executive Officer, and Vice President

Mr. Wan was appointed as Chairman and Chief Executive Officer upon Closing. Before founding Benda Ebei, Mr. Wan was Chairman of Zhanjiang Jinhui Pharmaceutical Corp. (from 1995 to 1998), Chairman of Shandong Jinhai Real Estate Development Co. (from 1992 to 1995), Manager of Hainan Pharmaceutical Co. Ltd Guangzhou Division (from 1990 to 1992), and Director of Yichang No.4 Drug Plant (from 1982 to 1990). Mr. Wan has held a range of operational and executive positions in a number of pharmaceutical enterprises for more than two decades and has developed significant management experience in production planning and implementation and in product marketing. Mr. Wan earned B.S. degree in Biological Engineering from Sanxia University in 1982.

Ms. Wei Xu, Vice President of Operations

Ms. Xu was appointed as Vice President of Operations upon Closing. Ms. Xu has over 20 years of experience in the medical industry and in public relations with Chinese government departments and organizations. From 2002 to present, she served as Chairperson of a related company, Hubei Benda Science and Technology Co., Ltd. Prior to such time, she was General Manager at the Zhanjiang Jinhui Pharmaceutical Co., Ltd (from 1995 to 1998) and Manager at the Hainan Pharmaceutical Co., Ltd., Guangzhou Division (from 1991 to 1995). Ms. Xu holds an M.B.A. from Beijing University. She received her certificate of completion of Master courses in General Medicines from Peking University in 2005.

Mr. Hui Long, Vice President of Technology

Mr. Long was appointed as Vice President of Technology upon Closing. Mr. Long has held senior technical and production management positions with pharmaceutical enterprises for approximately 20 years. He was formerly the Chief of Technical Division of Sanxia Pharmaceutical Co., Ltd and the deputy general manager of Zhanjiang Jinhui Pharmaceuticals Co. Ltd. Mr. Long earned a B.S. in Biological Engineering from Sanxia University in 1982 and an M.S. in Biological Engineering from Sanxia University in 1988.

Mr. Daping Gu, Vice President of Marketing

Mr. Gu was appointed as Vice President of Marketing upon Closing. Mr. Gu became the general director of Hubei Yidu Benda Chemical Co., Ltd in 2002. He was formerly the supply and marketing section chief of Wuhan Medicine Supply Co., Ltd. (from 1981 to 1984), the vice general manager of Hubei Medicine Supply Co., Ltd. (from 1984 to 1996), and the general manager of Hubei Pharmaceutical Co. Ltd. (from 1996 to 2002). Mr. Gu brings 25 years of experience in marketing medical products. He earned a B.A. in Business Administration from Hubei University in 1987.

Mr. Ruilu Song, Vice President and Director

Mr. Song was appointed as Vice President and Director upon Closing. Mr. Song became the General Manager of Ebei Pharmaceutical Corp. in 1999. He was also the general manager of Wuhan Technologies Trust and Investment Co. (from 1995 to 1999) and the director of Hubei Province Science Committee Financial Division. (from 1985 to 1995). Mr. Song received B.S. in organic chemical synthesis from Beijing Chemical University in 1966 and was granted senior engineer qualification of technology management in 1993.

Mr. Jingbo Wu, Vice President and Director

Mr. Wu was appointed as Vice President and Director upon Closing. Prior to this position, he was the deputy general manager of Ebei Pharmaceutical Corp. (from 2000 to 2001) and the deputy general manager of Zhejiang Jinhui Pharmaceutical Co. Ltd. (from 1999 to 2000). Mr. Wu received his certification of graduation in Business Administration from Wuhan University in 1995.

Please see also Section 5.02(c) of this current report, whose information is herein incorporated by reference.

e) EMPLOYMENT AGREEMENTS OF THE EXECUTIVE OFFICERS

1.
On November 15, 2006, we entered into a five year Employment Agreement with Yiqing Wan such that he will serve as our Chief Executive Officer. The Agreement provides for an annual salary of USD$8,777 and an annual bonus of USD$5,851. A copy of this Agreement is included in this Current Report as Exhibit 10.19.

2.
On November 15, 2006, we entered into a three year Employment Agreement with Wei Xu such that she will serve as our Vice President of Operations. The Agreement provides for an annual salary of USD$8,777 and an annual bonus of USD$5,851. A copy of this Agreement is included in this Current Report as Exhibit 10.20.

3.
On November 15, 2006, we entered into a three year Employment Agreement with Hui Long such that he will serve as our Vice President of Technology. The Agreement provides for an annual salary of USD$5,266 and an annual bonus of USD$2,048. A copy of this Agreement is included in this Current Report as Exhibit 10.21.

4.
On November 15, 2006, we entered into a three year Employment Agreement with Daping Gu such that he will serve as our Vice President of Marketing. The Agreement provides for an annual salary of USD$5,266 and an annual bonus of USD$2,048. A copy of this Agreement is included in this Current Report as Exhibit 10.22.

5.
On November 15, 2006, we entered into a three year Employment Agreement with Ruilu Song such that he will serve as our Vice President. The Agreement provides for an annual salary of USD$5,266 and an annual bonus of USD$2,048. A copy of this Agreement is included in this Current Report as Exhibit 10.23.

6.
On November 15, 2006, we entered into a three year Employment Agreement with Jingbo Wu such that he will serve as our Vice President. The Agreement provides for an annual salary of USD$5,266 and an annual bonus of USD$2,048. A copy of this Agreement is included in this Current Report as Exhibit 10.24.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

We intend to file an Amendment to our Aticles of Incorporation changing our name to Benda Pharmaceuticals, Inc. We also intend to amend our bylaws to provide for year ending December 31.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, Benda became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Exchange has caused us to cease to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Unaudited Condensed Consolidated Financial Statements of Ever Leader Holdings Limited as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005 are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

The Audited Consolidated Financial Statements of Ever Leader Holdings Limited as of December 31, 2005 and 2004 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information is filed as Exhibit 99.4 to this Current Report and is incorporated herein by reference:

1.	The Unaudited Pro Forma Condensed Combined Balance Sheet of Applied Spectrum Technologies,, Inc. and Ever Leader Holdingss Limited as of September 30, 2006

2.	The Unaudited Pro Forma Condensed Combined Statements of Operations of Applied Spectrum Technologies,, Inc. and Ever Leader Holdings Limited as of September 30, 2006

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items  9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)  EXHIBITS

EXHIBIT INDEX
Exhibit Number	Description

2.1
Articles of Merger between Applied Spectrum Technologies, Inc., a Minnesota corporation, and Applied Spectrum Technologies, Inc., a Delaware corporation, together with the Agreement and Plan of Merger (1)

2.2
Exchange Agreement by and among Applied Spectrum Technologies, Inc. (“Applied Spectrum”); KI Equity Partners, III, LLC (“KI Equity”); Ever Leader Holdings Limited (“Ever Leader”); and each of the equity owners of Ever Leader Shareholders, dated September 7, 2006 *(2)

2.3	Voting Agreement by and among the Ever Leader Shareholders and KI Equity, dated November 15, 2006
2.4	Escrow Agreement by and among Applied Spectrum, Ever Leader, Keating Securities, LLC and Steele Street State Bank, the escrow agent, dated November 15, 2006
2.5	Make Good Agreement by and among Keating Securities, LLC, Applied Spectrum, Ever Leader, Mr. Yiqing Wan and Ms. Wei Xu, and Moveup Investments Limited, dated November 15, 2006
2.6	Make Good Escrow Agreement by and among Keating Securities, LLC, Applied Spectrum, Ever Leader, Mr. Yiqing Wan and Ms. Wei Xu, and Moveup Investments Limited, dated November 15, 2006
3.1	Certificate of Incorporation of Applied Spectrum Technologies, Inc., a Delaware corporation. (1)
3.2	Bylaws of Applied Spectrum Technologies, Inc., a Delaware corporation. (1)
4.1	Lock-Up Agreement amongst Applied Spectrum, Keating Securities, LLC, Yiqing Wan, Wei Xu and Moveup Investments Limited
4.2	Specimen Stock Certificate for Shares of Common Stock of the Company (3)
10.1	Placement Agent Agreement dated October 17, 2006 between Applied Spectrum and Keating Securities, LLC
10.2	Securities Purchase Agreement by and among Applied Spectrum, Ever Leader and the Investor listed on the attached Schedule of Buyers
10.3	Registration Rights Agreement
10.4	Form of Common Stock Purchase Warrant
10.5	Form of Placement Agent Stock Purchase Warrant
10.6	Employment Agreement with Yiqing Wan
10.7	Employment Agreement with Wei Xu
10.8	Employment Agreement with Hui Long
10.9	Employment Agreement with Daping Gu
10.10	Employment Agreement with Ruilu Song
10.11	Employment Agreement with Jingbo Wu
99.1	Press Release
99.2	Financial Statements for the Years Ended December 31, 2005 and 2004
99.3	Financial Statements for the Quarter Ended September 30, 2006
99.4	Pro Forma Financial Information

(1)	Incorporated by reference to the Company's Current Report on Form 8-K dated November 17, 2005 and filed on November 22, 2005 (SEC File No. 000-16397).
(2)	Incorporated by reference to the Company's Current Report on Form 8-K dated September 7, 2006 and filed on September 7, 2006 (SEC File No. 000-16397).
(3)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (SEC File No. 33-17959).

* The schedules to this document are not being filed herewith.  Applied Spectrum agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED SPECTRUM TECHNOLOGIES, INC.

Date: November 15, 2006	By:	/s/ Yiqing Wan
Yiqing Wan
Chief Executive Officer